UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a - 101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

Rockville Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 30, 2007
PROXY STATEMENT
REPORT OF THE AUDIT COMMITTEE
ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER BUSINESS
SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
ANNUAL REPORTS

ROCKVILLE FINANCIAL, INC.
P.O. Box 660, Rockville, CT 06066
March 30, 2007
Dear Shareholder:
     You are cordially invited to attend the annual meeting of shareholders of Rockville Financial, Inc. The meeting will be held at Maneeley’s Banquet Facility, 65 Rye Street, South Windsor, Connecticut on Monday, April 30, 2007 at 10:00 a.m.
     At the Annual Meeting you will be asked to: (1) elect five Directors; (2) ratify the appointment of Deloitte & Touche LLP as our independent auditors for the current year; and (3) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
     The Board of Directors unanimously recommends that you vote FOR the election of the Board’s nominees for election as Director and FOR the ratification of Deloitte & Touche LLP as our independent auditors. We encourage you to read the accompanying Proxy Statement, which provides information regarding Rockville Financial, Inc. and the matters to be voted on at the Annual Meeting. We have also enclosed a copy of our Annual Report to Shareholders.
     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously voted.
     We look forward to seeing you at the meeting.

Sincerely,
/s/ William J. McGurk

William J. McGurk President and Chief Executive Officer

ROCKVILLE FINANCIAL, INC.
25 Park Street, Rockville, CT 06066
(860) 291-3600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 30, 2007

     NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of Rockville Financial, Inc. (the “Company” or “Rockville”), the holding company for Rockville Bank (the “Bank”) will be held on Monday, April 30, 2007, at 10:00 a.m., at Maneeley’s Banquet Facility, 65 Rye Street, South Windsor, Connecticut 06074 for the following purposes:
1.	To elect five (5) Directors of the Company.

2.	To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 2007.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.
     Pursuant to the Company’s bylaws, the Board of Directors of the Company has fixed the close of business on March 15, 2007, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors

/s/ Judy Keppner

Judy Keppner
March 30, 2007	Secretary

ROCKVILLE FINANCIAL, INC.
25 Park Street, Rockville, CT 06066
(860) 291-3600

PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rockville Financial, Inc. (the “Company” or “Rockville”) the holding company for Rockville Bank (the “Bank”) to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) which will be held at Maneeley’s Banquet Facility, 65 Rye Street, South Windsor, Connecticut on Monday, April 30, 2007 at 10:00 a.m., and at any adjournment thereof. This Proxy Statement is expected to be first mailed to shareholders on or about March 30, 2007.
MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
     The Annual Meeting has been called for the following purposes: (1) to elect five Directors of the Company; (2) to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the year ended December 31, 2007; and (3) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
     If you vote using the enclosed form of proxy, your shares will be voted in accordance with the instructions indicated. Executed but unmarked proxies will be voted FOR the election of the Board’s nominees as Director and FOR the ratification of the appointment of Rockville’s independent auditors. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which Rockville did not have notice at least 30 days prior to the date of the Annual Meeting.
SOLICITATION OF PROXIES
     All costs of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, Directors, officers and other employees of the Company or the Bank may solicit proxies personally, by telephone or other means without additional compensation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the common stock.
REVOCATION OF PROXIES
     Shareholders who execute proxies retain the right to revoke them. A shareholder giving a proxy may revoke it at any time prior to its exercise by (i) filing with the Secretary of the Company written notice of revocation, (ii) submitting a duly-executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. Unless so revoked, the shares represented by the proxies will be voted according to the shareholder’s instructions on the proxy or, if no instructions are given, in favor of the Proposals described in this Proxy Statement. In addition, shares represented by proxies will be voted as directed by the Board of Directors with respect to any other matters that may properly come before the Annual Meeting or any adjournment. Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

WHO CAN VOTE
     Only shareholders of record as of the close of business on March 15, 2007, are entitled to vote at the Annual Meeting. On the record date, there were 19,574,640 shares of common stock, no par value, (the “Common Stock”) issued and outstanding. The Company has no other class of securities outstanding at this time. Each share of Common Stock is entitled to one vote except as described below. All votes, whether voted in person or by proxy, will be tabulated by the Company’s Inspector of Elections appointed for the Annual Meeting by the Board of Directors. Abstentions and broker non-votes are counted for purposes of establishing a quorum. Pursuant to the Company’s Certificate of Incorporation, shareholders are not entitled to cumulate their votes for the election of Directors. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting (after subtracting any shares in excess of the Limit described below) is necessary to constitute a quorum.
     As provided in the Company’s Certificate of Incorporation, holders of Common Stock other than Rockville Financial MHC, Inc. (the “Mutual Holding Company”) who beneficially own in excess of 10% of the outstanding shares of Common Stock (the “Limit”) are not entitled to vote with respect to shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors to (i) make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.
VOTING PROCEDURES
     The Mutual Holding Company owned 55% of the outstanding shares of the Company’s Common Stock as of March 15, 2007. See Corporate Governance – General, below at page 3. All shares of Common Stock owned by the Mutual Holding Company will be voted in accordance with the instructions of the Board of Directors of the Company. The Mutual Holding Company is expected to vote such shares “FOR” the nominees for election as a Director and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent auditors. Because the Mutual Holding Company holds in excess of 50% of the outstanding shares of the Common Stock, the votes it casts will ensure the presence of a quorum and determine the outcome of the election of the Director-nominees and the ratification of the appointment of the independent auditors.
     There is no cumulative voting for the election of Directors, and they are elected by a plurality of the vote. At the Annual Meeting, five Directors will be elected. Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast at the Annual Meeting. An abstention by a shareholder present or represented at the Annual Meeting will have the same effect as a vote against the proposal to ratify the appointment of the independent auditors. Broker non-votes, however, are not counted as present and entitled to vote on the proposals, and have no effect on that vote.
     Executed but unmarked proxies will be voted FOR all proposals.
     Except for procedural matters incident to the conduct of the Annual Meeting, the Company does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters as determined by a majority of the Board of Directors.
     Enclosed with this Proxy Statement is the Company’s Annual Report to Shareholders for the year ended December 31, 2006, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

CORPORATE GOVERNANCE
General
          The Company was formed on December 17, 2004 as a state-chartered, mid-tier stock holding company. Fifty-five percent of the Company’s common stock is owned by Rockville Financial MHC, Inc., a state-chartered mutual holding company. The Company holds all of the common stock of Rockville Bank (“the Bank”).
          The business and affairs of the Company are managed by or under the direction of its Board of Directors. Members of the Board of Directors inform themselves of the Company’s business through discussions with its President and Chief Executive Officer and with other key members of management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees.
Independence of Board of Directors and Members of Its Committees
          It is the policy of the Company’s Board of Directors that a majority of its Directors be independent of the Company and its subsidiaries within the meaning of applicable laws and regulations and the listing standards of the NASDAQ Global Select Stock Market.
          The Company’s Board of Directors has affirmatively determined that the Directors nominated for election at the annual meeting and all Directors of the Company whose terms continue are independent, with the exception of William J. McGurk, the Company’s President and Chief Executive Officer, and Joseph F. Jeamel, Jr., the Company’s Executive Vice President. The Company’s Board of Directors has also affirmatively determined that the Board’s Audit Committee is comprised entirely of independent Directors within the meaning of applicable laws and regulations, the listing standards of the NASDAQ Global Select Stock Market and the Company’s corporate guidelines as set forth in the Company’s Audit Committee Charter which is attached to this proxy statement as Appendix A. In addition, the Company’s Board of Directors has affirmatively determined that the Board’s Human Resources Committee is comprised entirely of independent Directors within the meaning of applicable laws and regulations, and the listing standards of the NASDAQ Global Select Stock Market.
Independence Standards
          As described above, the Company’s Board of Directors examines the independence of its members annually. In order for a Director to be considered independent, the Board must determine that the Director has no material relationship with the Company or its affiliates, either directly or as a partner, shareholder or officer of an organization that has such a material relationship. At a minimum, a Director will not be considered independent if, among other things, the Director has:
1.	Been employed by the Bank or its affiliates in the current year or past three years.

2.	Accepted any payments from the Bank or its affiliates in excess of $60,000 during the previous fiscal year (except for board services, retirement plan benefits, non-discretionary compensation or loans made by the Bank in accordance with applicable banking regulations).

3.	An immediate family member who is, or has been in the past three years, employed by the Bank or its affiliates as an executive officer.

4.	Been a partner, controlling shareholder or an executive officer of any “for profit” business to which the Bank made or from which it received, payments (other than those which arise solely from investments in the Bank’s securities) that exceed five percent of the entity’s or the Bank’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.

5.	Been employed as an executive of another entity where any of the Bank’s executives serve on that entity’s compensation committee.

Board Meetings and Committees
     The business of the Company’s and the Bank’s Boards of Directors is conducted through monthly meetings and activities of the Boards and their committees. The Board of Directors of the Bank consists of those persons who serve as Directors of the Company. Additionally, members of the Company’s committees serve on the identical committees of the Bank. During 2006, the Board of Directors held twelve regular meetings. No Director attended fewer than 75% of the aggregate of the Bank’s and the Company’s Board and committee meetings, of which he or she was a member, during the period he or she was a Director and a committee member. The standing committees of the Board are discussed below.
Director Attendance at Annual Meetings of Shareholders
     It is the Company’s policy to encourage the attendance of each member of the Board of Directors at the Company’s Annual Meeting of Shareholders. We expect all of our Directors to attend the Annual Meeting.
Committees of the Board of Directors
     The Company’s Board of Directors has five committees: the Audit Committee (as described below), the Human Resources Committee (as described below), the Asset/Liability Committee, the Executive Committee and the Lending Committee. The Company also has a Nominating Committee whose members include both members of the Company’s Board of Directors and individuals who are not Directors of the Company. See below — The Nominating Committee and Selection of Nominees for the Board. Each of the above committees is a joint committee of the Company and the Bank. The Board of Directors may, by resolution, designate one or more additional committees.
     The Audit Committee, consisting of Directors Thomas S. Mason, Chairman, Stuart E. Magdefrau, Vice Chairman, David A. Engelson, and Raymond H. Lefurge, Jr., meets periodically with the Company’s independent registered public accounting firm and management to review accounting, auditing, internal audit, compliance and financial reporting matters. This committee met eight times during the year ended December 31, 2006. Each member of the Audit Committee is independent in accordance with the listing standards of the NASDAQ Global Select Stock Market as well as the SEC’s Audit Committee independence standards. The Board of Directors has determined that Mr. Lefurge and Mr. Magdefrau are audit committee financial experts under the rules of the SEC. The Audit Committee acts under a written charter adopted by the Board of Directors, which is attached as Appendix A. All of the members of the Audit Committee have a basic understanding of finance and accounting and are able to read and understand fundamental financial statements.
     The Human Resources Committee currently consists of Directors David A. Engelson, Chairman, C. Perry Chilberg and Raymond H. Lefurge, Jr. This committee met ten times during the year ended December 31, 2006. Each member of the Human Resources Committee is independent in accordance with the listing standards of the NASDAQ Global Select Stock Market. The Human Resources Committee’s charter is attached hereto as Appendix B.
The Nominating Committee and Selection of Nominees for the Board
     The Company has adopted a Director Nominations Policy, a copy of which is attached as Appendix C, which sets forth the procedure for selecting (i) Director nominees for election and/or re-election to the Board of Directors at the annual meeting of shareholders, (ii) candidates to fill vacancies on the Board in between annual meetings of shareholders, and (iii) Board members for membership on Board committees. The Director Nomination Policy includes a three tier selection process, beginning with an advisory Nominating Committee, which does not have a formal charter, and whose members consist of the Executive Committee of Rockville Bank’s Board of Directors and two Corporators of the Mutual Holding Company. The Current members of the Nominating Committee are Betty R. Sullivan, C. Perry Chilberg, Raymond H. Lefurge, Jr., Peter F. Olson, William J. McGurk, members of the Bank’s Executive Committee, and Eric L. Kloter and Joan A. Lewis, Corporators of the Mutual Holding Company.

     The Nominating Committee is responsible for identifying and recruiting Director candidates. Director candidates are recommended based upon their character and track record of accomplishments in leadership roles as well as their professional and corporate experience, skills and expertise. The Nominating Committee seeks to align Board composition with Rockville Bank’s strategic direction so that the Board members bring skills, experience and background that are relevant to the key strategic and operational issues that they will review, oversee and approve. Community leadership is also an important consideration in reviewing and selecting Director candidates. The Nominating Committee makes its recommendations to the independent members of the Company’s Board of Directors.
     The independent members of the Board of Directors, by majority vote, recommend to the full Board Director nominees for election and/or re-election to the Board at the annual meeting of shareholders and candidates to fill vacancies on the Board in between annual meetings of the shareholders. In making such recommendations, the independent Directors consider the recommendations of the Nominating Committee but may recommend Director nominees not recommended or considered by the Nominating Committee.
     The Board of Directors then recommends to the shareholders Director nominees for election and/or re-election to the Board at the annual meeting of shareholders only from the candidates recommended by the independent Directors and in accordance with the foregoing procedure.
Shareholder Nominations for the Board
     Nominations by shareholders of record will be considered by the Nominating Committee if such nomination is submitted in writing to the Secretary of the Company either by mail or in person at the principal offices of the Bank located at 25 Park Street, Rockville, Connecticut 06066 not less than 100 days prior to any meeting of shareholders called for the election of Directors; provided however, that if fewer than 100 days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered in person to the Secretary of the Company prior to the earlier of the close of business on the 10th day following (i) the date on which notice of such meeting was given to shareholders; or (ii) the date on which a public announcement of such meeting was first made.
     To be considered, the shareholder’s nomination must contain (i) the name, age, business address and residence address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of common stock of the Company that will be voted for each proposed nominee; (iv) the name and address of the notifying shareholder; (v) the number of shares of common stock of the Company that are beneficially owned by the notifying shareholder; (vi) any other information relating to the proposed nominee as required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (vii) the nominee’s written consent to serve as a Director if elected.
Code of Ethics
     The Company’s Standards of Conduct Policy is designed to promote the highest standards of ethical and professional conduct by the Company’s Directors, executive officers, including the principal executive officer and the principal accounting officer, and employees and is adopted annually. The Standards of Conduct Policy requires that the Company’s Directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Standards of Conduct Policy, Directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Standards of Conduct Policy
     The Company also has a Whistleblower Policy, which is incorporated into the Standards of Conduct Policy, that requires Directors, executive officers and employees to comply with appropriate accounting and internal controls and establishes procedures to report any perceived wrongdoing, questionable accounting or auditing matters in a confidential and anonymous manner. The Whistleblower Policy also prohibits the Company from retaliating against any Director, executive officer or employee who reports actual or apparent violations of the Standards of Conduct Policy. A copy of the Standards of Conduct Policy, including the Whistleblower Policy is available, without charge, upon written request to Marliese L. Shaw, Investor Relations, Rockville Financial, Inc., 25 Park Street, Rockville, CT 06066.

Shareholder Communications with the Board
     The Company will endeavor to ensure that the Board of Directors or individual Directors, if applicable, consider the views of its shareholders, who may communicate with the Board of Directors by sending a letter or an e-mail to the Company’s Secretary, Judy Keppner (jkeppner@rockvillebank.com) or by written correspondence to the Board of Directors or an individual Director with a copy to Ms. Keppner. All communications to the Board will be reviewed by the Company’s Chairman and President, with appropriate recommendations then being made to the Board. The Company believes that this procedure allows the Board to be responsive to shareholder communications in a timely and appropriate manner.
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
General
     The Audit Committee appointed Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2007. In making its selection, the Audit Committee considered whether Deloitte & Touche LLP’s provision of services other than audit services is compatible with maintaining the independence of Rockville’s outside accountants. In addition, the Audit Committee reviewed the fees described below for audit related services and tax services and concluded that those fees are compatible with the independence of Deloitte & Touche LLP.
Audit Fees
     The following table sets forth the aggregate fees billed by Rockville’s independent registered public accounting firm, Deloitte & Touche LLP for the years ended December 31, 2006 and 2005:

	December 31,
	2006	2005
	(In Thousands)
Audit Fees (1)	$464	$671
Audit Related Services	—	—
Tax Services	100	67
All Other Fees	—	—

Total	$564	$738

(1)	Audit fees for the year ended December 31, 2005, included $597,000 for services related to the Company’s minority stock issuance and related securities registration statement.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor
     Consistent with SEC requirements regarding auditor independence, the Audit Committee is required to pre-approve all audit and permissible non-audit services provided by the independent auditor. The Committee reviews annually and pre-approves all audit and permitted non-audit services rendered by the Company’s independent auditors in accordance with the Company’s Audit Committee Charter.
     All engagements of the independent auditor to perform any audit services and non-audit services during 2006 were pre-approved by the Audit Committee in accordance with the pre-approval policy. The policy has not been waived in any instance. All engagements of the independent auditor to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions, and none of those engagements made use of the de minimus exception to pre-approval contained in the SEC’s rules.

REPORT OF THE AUDIT COMMITTEE
          In accordance with rules adopted by the SEC, the Audit Committee of the Company’s Board of Directors submits this report for 2006.
          The Audit Committee met eight times during the year ended December 31, 2006. The Audit Committee’s responsibilities are to:
•	oversee the external audit of management’s annual financial statements;

•	oversee the internal audit function and the system of internal controls;

•	oversee management of the compliance function; and

•	oversee regulatory reporting.
          The Audit Committee, which is appointed by the Board of Directors, is composed solely of independent Directors in accordance with the rules of the NASDAQ Global Select Stock Market and the SEC. The Audit Committee recommended, and the Board of Directors has adopted, a written Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix A. In addition, the Audit Committee has taken the following actions:
•	Reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2006 with management of the Company.

•	Discussed with the Company’s independent auditors the matters required to be discussed under Statement on Auditing Standards No. 61.

•	Discussed and received written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (“Independence Discussions With Audit Committees”).
          Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which will be filed with the SEC on March 16, 2007.
March 12, 2007
The Audit Committee:
Thomas S. Mason, Chairman
Stuart E. Magdefrau, Vice Chairman
David A. Engelson
Raymond H. Lefurge, Jr.

ELECTION OF DIRECTORS
(Proposal 1)
     The Certificate of Incorporation of the Company provides that the number of Directors shall be as stated in the Company’s Bylaws but shall not be fewer than eight nor more than sixteen. The Certificate of Incorporation further provides that the number of Directors shall only be increased or decreased by the Board of Directors. Currently, the Board of Directors has set the number of Directors at twelve. The Company’s Bylaws provide that no person age 70 or older is eligible for election as a Director. Betty R. Sullivan, a current Director, is at an age that makes her ineligible for re-election at the Annual Meeting. She will retire at this year’s Annual Meeting.
     Five Directors will be elected at the Annual Meeting to serve for three-year and four-year terms, as applicable, and until his or her successor is elected and qualified. Following the recommendation of the Nominating Committee, the independent members of the Board of Directors have nominated C. Perry Chilberg, a current Board member, for re-election as Director, and Pamela J. Guenard, Joseph F. Jeamel, Jr., Rosemarie Novello Papa and Richard M. Tkacz, for election as Directors. There are no arrangements known to Management between Mr. Chilberg, Ms. Guenard, Mr. Jeamel, Ms. Papa and Mr. Tkacz and any other person pursuant to which such nominee was selected. Ms. Papa and Messrs. Chilberg and Jeamel are nominated for four-year terms to expire in 2011, and Ms. Guenard and Mr. Tkacz are nominated for three-year terms to expire in 2010. At each annual meeting, the successors, if any, to the class of Directors whose terms expire at that meeting shall be considered for election to serve four-year terms and until their successors are elected and qualified. Therefore, Ms. Guenard and Mr. Tkacz, if elected, would be eligible for nomination for a subsequent four-year term upon expiration of the current term. Upon the election of the nominees, the Board of Directors will have twelve members, three of whose terms will expire each year.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
OF THE ABOVE NOMINEES FOR DIRECTOR UNDER PROPOSAL 1.
     The persons named on the enclosed proxy intend to vote for the election of Mr. Chilberg, Ms. Guenard, Mr. Jeamel, Ms. Papa and Mr. Tkacz, unless the proxy is marked by the shareholder to the contrary. If Mr. Chilberg, Ms. Guenard, Mr. Jeamel, Ms. Papa or Mr. Tkacz are unable to serve, all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend, or the Board of Directors may amend the Bylaws to reduce the size of the Board to eliminate the resulting vacancy. The Board knows of no reason why Mr. Chilberg, Ms. Guenard, Mr. Jeamel, Ms. Papa or Mr. Tkacz might be unavailable to serve. The table below and on the following pages sets forth certain information with respect to Mr. Chilberg, Ms. Guenard, Mr. Jeamel, Ms. Papa and Mr. Tkacz, and each Director continuing in office.

	Director
	Age(1)	Since(2)
NOMINEES FOR DIRECTOR FOR THREE YEAR TERMS TO EXPIRE IN 2010

Pamela J. Guenard Ms. Guenard has been a Vice President at Don Brooks & Associates, Inc. since 2004, a firm specializing in income tax preparation, bookkeeping and payroll services, located in South Windsor, Connecticut. Ms. Guenard is also an owner of Dovetail Woodworks, Inc., a privately held manufacturer of cedar outdoor furniture, located in Ellington, Connecticut.	44	—

	Director
	Age(1)	Since(2)
Richard M. Tkacz Mr. Tkacz is the owner of Rich’s Oil Service, Inc. and Comfort Heating, Inc., privately held oil distributing and HVAC companies located in Enfield, Connecticut.	54	—

NOMINEES FOR DIRECTOR FOR FOUR YEAR TERMS TO EXPIRE IN 2011

C. Perry Chilberg	58	1999
Mr. Chilberg is the Vice President and majority owner of Bergson Tire, Co., Inc., an automotive tire retail business and a manufacturer of truck tire retreads, located in Ellington, Connecticut.

Joseph F. Jeamel, Jr.	67	—
Mr. Jeamel joined Rockville Bank in 1990. He served as Senior Vice President and Chief Financial Officer until 2003 when he was promoted to Executive Vice President of Rockville Bank. In 2005, he was promoted to Chief Operating Officer of Rockville Bank and was appointed Executive Vice President of the Company.

Rosemarie Novello Papa	62	—
Ms. Papa is Vice-Chair of the Board of Trustees for Eastern Connecticut Health Network and a member of the Board of Trustees for Manchester Community College Foundation. She also serves as a substitute teacher for the Manchester school system.

CONTINUING DIRECTORS (TERMS TO EXPIRE IN 2008)

Michael A. Bars	51	2003
Mr. Bars is a partner with the law firm of Kahan, Kerensky & Capossela, LLP, a general practice law firm located in Vernon, Connecticut.

Thomas S. Mason	67	1989
Mr. Mason was, for over thirty years, the owner, President and Treasurer of L. Bissell and Son Inc., an insurance agency, located in Rockville, Connecticut, until he retired in 1995.

Peter F. Olson	68	1980
Mr. Olson is the owner of Ladd & Hall Co., Inc., a privately held retail furniture company located in Rockville, Connecticut.

	Director
	Age(1)	Since(2)
CONTINUING DIRECTORS (TERMS TO EXPIRE IN 2009)

Raymond H. Lefurge, Jr. Mr. Lefurge is a certified public accountant. He is a partner with the tax and auditing services firm of Lefurge & Gilbert, PC, CPAs, located in Vernon, Connecticut, where he also holds the position of President.	57	2003

Stuart E. Magdefrau Mr. Magdefrau is a certified public accountant, practicing with the firm of Magdefrau, Renner & Ciaffaglione LLC, CPAs, located in Vernon, Connecticut. He was the founding partner of the firm but no longer has an ownership interest in it.	52	1995

William J. McGurk Mr. McGurk joined Rockville Bank in 1980, as President and Chief Executive Officer. In 1981, Mr. McGurk was elected to the Board of Directors. He has over twenty-five years of commercial and thrift banking experience with Rockville Bank. He has extensive experience in the areas of retail and business lending, retail banking, asset management and marketing.	65	1981

CONTINUING DIRECTOR (TERM TO EXPIRE IN 2010)

David A. Engelson	63	1998
Mr. Engelson was, for nineteen years, the Supervisory Principal of Center Road Elementary School, located in Vernon, Connecticut, until he retired in 2002. He is currently the Executive Director of Hockanum Valley Community Council, Inc., a social service agency, located in Vernon, Connecticut.

(1)	As of December 31, 2006.

(2)	The reported date is the date the individual became a Director of Rockville Bank.

INFORMATION ABOUT EXECUTIVE OFFICERS
Executive Officers of Rockville Financial, Inc.
     The following individuals are the executive officers of Rockville Financial, Inc. and hold the offices set forth below opposite their names.

Name	Age(1)	Position
William J. McGurk	65	President and Chief Executive Officer
Joseph F. Jeamel, Jr.	67	Executive Vice President
Gregory A. White	42	Senior Vice President, Chief Financial Officer and Treasurer
Judy L. Keppner	48	Secretary

(1)	As of December 31, 2006.
     The executive officers of Rockville Financial, Inc. are elected annually and hold office until their respective successors have been elected or until death, resignation, retirement or removal by the Board of Directors.
Executive Officers of Rockville Bank
     The following individuals are the executive officers of Rockville Bank and hold the offices set forth below opposite their names:

Name	Age(1)	Position
William J. McGurk	65	President and Chief Executive Officer
Joseph F. Jeamel, Jr.	67	Chief Operating Officer
Gregory A. White	42	Senior Vice President, Chief Financial Officer and Treasurer
Charles J. DeSimone, Jr.	63	Senior Vice President, Chief Risk and Credit Officer
Richard J. Trachimowicz	52	Senior Vice President, Retail Banking Officer
Christopher E. Buchholz	52	Senior Vice President, Senior Commercial Banking Officer
Kristen A. Johnson	40	Senior Vice President, Human Resources and Organizational Development Officer
Laurie A. Rosner	42	Senior Vice President, Marketing and Administrative Services Officer
Darlene S. White	49	Senior Vice President, Operations Officer

(1)	As of December 31, 2006.
     The executive officers of Rockville Bank are elected annually and hold office until their respective successors have been elected or until death, resignation, retirement or removal by the Board of Directors.
Biographical Information of Executive Officers of Rockville Bank Who Are Not Directors
Joseph F. Jeamel, Jr., Chief Operating Officer, joined Rockville Bank in October 1990. Mr. Jeamel served as Senior Vice President and Chief Financial Officer until December 2003 when he was promoted to Executive Vice President. In 2005, he was promoted to his current position.
Gregory A. White, Senior Vice President, Chief Financial Officer and Treasurer, joined Rockville Bank in December 2003. Mr. White is a Chartered Financial Analyst and has previously served as Vice President at Federal Home Loan Bank of Boston, Vice President at Webster Bank and Senior Vice President at Mechanics Savings Bank.

Charles J. DeSimone, Jr., Senior Vice President, Chief Risk and Credit Officer of Rockville Bank. Mr. DeSimone held the position of Senior Loan Officer from December 2002 until late 2006, when he was appointed to his current position. Prior to December 2002, he served as the Senior Vice President and Chief Credit Officer at Southington Savings Bank located in Southington, Connecticut.
Richard J. Trachimowicz, Senior Vice President, Retail Banking Officer, joined Rockville Bank in May 1996. Prior to 1996, Mr. Trachimowicz served as Manager of Sales and Customer Service for Northeast Savings, located in Hartford, Connecticut.
Christopher E. Buchholz, Senior Vice President, Senior Commercial Banking Officer. Mr. Buchholz joined Rockville Bank on June 5, 2006 and served as the Commercial Banking Market Executive until he was appointed to his current position in late 2006. Prior to joining the Bank, Mr. Buchholz served as Senior Vice President, Market Manager, Business Banking at Bank of America.
Kristen A. Johnson, Senior Vice President, Human Resources and Organizational Development Officer, joined Rockville Bank in December 1996. She has also served as Human Resources and Administrative Services Officer for the Bank.
Laurie A. Rosner, Senior Vice President, Marketing and Administrative Services Officer, joined Rockville Bank in July 1991. She has served in various positions at Rockville Bank, including Assistant Corporate Secretary.
Darlene S. White, Senior Vice President, Operations Officer, joined Rockville Bank on April 17, 2006. Prior to joining the Bank, Ms. White served as Chief Operating Officer at the Polish National Credit Union, located in Chicopee, Massachusetts.
BENEFICIAL OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
     The table below sets forth information as of March 9, 2007, with respect to principal beneficial ownership of Common Stock by each Director, each Director nominee and each of the Named Executive Officers, and by any person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock and with respect to ownership of Common Stock by all Directors and Named Executive Officers of the Company and the Bank as a group.

	Number of Shares
	Beneficially		Percent of
Name and Address of Beneficial Owner	Owned(1)		Class (2)
Rockville Financial MHC, Inc.	10,689,250	(3)	54.61%
25 Park Street Rockville, CT 06066

Independent Directors:

Michael A. Bars	22,000	(4)	*
C. Perry Chilberg	42,000	(5)	*
David A. Engelson	32,494	(6)	*
Raymond H. Lefurge, Jr.	32,000	(7)	*
Stuart E. Magdefrau	24,500	(8)	*
Thomas S. Mason	12,494	(9)	*
Peter F. Olson	42,000	(10)	*
Betty R. Sullivan	10,000	(11)	*

Director Nominees:

Pamela J. Guenard	600	(12)	*
Rosemarie Novello Papa	208		*
Richard M. Tkacz	—		*

Named Executive Officers:

William J. McGurk	57,250	(13)(14)	*
Joseph F. Jeamel, Jr.	24,392	(14)	*
Gregory A. White	11,163	(14)	*
Charles J. DeSimone, Jr.	10,856	(14)	*
Kristen A. Johnson	15,431	(14)	*

All Directors and Executive Officers as a Group (17 persons)	387,970	(15)	1.98%

*	Less than 1% of the common stock outstanding.

(1)	Based on information provided by the respective beneficial owners and on filings with the Securities and Exchange Commission made pursuant to the Securities Exchange Act of 1934.

(2)	Based on 19,574,640 shares of common stock issued and outstanding as of March 9, 2007.

(3)	Based solely on information provided in a Schedule 13D filed with the SEC by Rockville Financial MHC,

Inc. All shares are held with sole voting and dispositive power.

(4)	Includes 20,000 shares held by law firm, Kahan, Kerensky & Capossela, LLP, of which Mr. Bars is an equity partner, and 2,000 shares of restricted common stock.

(5)	Includes 13,605 shares held by his wife, 12,790 shares held by adult children and 2,000 shares of restricted common stock.

(6)	Includes 5,000 shares held by his wife, 10,000 shares held jointly with his wife and 2,494 shares of restricted common stock.

(7)	Includes 13,000 shares held jointly with his wife, 7,000 shares held by his wife and 2,000 shares of restricted common stock.

(8)	Includes 9,000 shares held jointly with his wife, 2,000 shares held by a minor child, and 1,000 shares of restricted common stock.

(9)	Includes 5,000 shares held in the Thomas S. Mason Trust, of which Mr. Mason is the trustee, and 5,000 shares held in the Susan C. Mason Trust, of which Mrs. Mason is the trustee. Also includes 2,494 shares of restricted common stock.

(10)	Includes 20,000 shares held by his wife and 2,000 shares of restricted common stock.

(11)	Includes 5,000 shares held jointly with her husband.

(12)	Includes 100 shares held jointly with her husband.

(13)	Includes 15,000 shares held jointly with his wife and 8,400 shares of restricted common stock.

(14)	Includes shares allocated to the account of the individuals under the Rockville Bank Employee Stock Ownership Plan. The respective individuals have vested shares as follows: Mr. McGurk – 3,721 shares; Mr. Jeamel – 3,673 shares; Mr. White – 1,268 shares; Mr. DeSimone – 1,865 shares; and Ms. Johnson – 2,569 shares.

(15)	Total shares for Directors and Named Executive Officers as a Group does not include the 808 shares held by the new Director Nominees. If those shares were included, the total for the Group would be 388,778 shares and would be 1.99% of the common stock issued and outstanding as of March 9, 2007.
Section 16(a) Beneficial Ownership Reporting Compliance
     Based solely upon a review of information furnished to the Company pursuant to Rule 16a-3(e) during the year ended December 31, 2006, all of the Company’s Directors and Executive Officers subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 filed all required reports on a timely basis, except that Mr. McGurk inadvertently filed two such required reports on an untimely basis.
COMPENSATION OF EXECUTIVE OFFICERS AND TRANSACTIONS WITH MANAGEMENT
Annual Compensation
     The following table sets forth certain information with respect to the compensation of our principal executive officer, principal financial officer and three most highly compensated executive officers during 2006. Each individual listed in the table below may be referred to as a Named Executive Officer or NEO or Executive Officer. The material terms of each officer’s employment agreements are described below on page 16. No options or other equity-based awards were repriced or otherwise modified during 2006 for the Named Executive Officers. A large portion of 2006 compensation as reflected in the following table is represented by the value attributable to stock options and restricted stock granted in the fourth quarter. Due to accounting rules, referenced in footnotes (3) and (4), substantial expense was incurred for these awards in 2006 despite the fact that the options and awards vest in two years (options) and over five years (restricted stock). This expense is reflected in columns (e) and (f) of the table. Additionally, in the cases of Mr. McGurk and Mr. Jeamel, the expense associated with their awards is disproportionately larger than for the other NEOs due to accelerated vesting provisions in the 2006 Stock Incentive Award Plan related to executive officers who have reached normal retirement age.

							Change in
							Pension Value
							and
							Nonqualified
Name and						Non-Equity	Deferred	All Other
Principal				Stock(3)	Option(4)	Incentive Plan	Compensation	Compensation(7)
Position	Year	Salary(1)	Bonus(2)	Awards	Awards	Compensation(5)	Earnings(6)	(8)(9)	Total
(a)	(b)	( c)$	(d)$	(e)$	(f)$	(g)$	(h)$	(i)$	(j)$

William J. McGurk	2006	389,423	147,420	723,240	123,690	0	428,139	806,762	$2,618,674
President and Chief Executive Officer

Joseph F. Jeamel, Jr.	2006	212,884	66,950	464,940	49,476	0	196,020	417,804	1,408,074
Chief Operating Officer

Gregory A. White	2006	158,365	39,780	25,304	805	0	8,129	40,408	272,791
Senior Vice President, Chief Financial Officer and Treasurer

Charles J. DeSimone, Jr.	2006	153,335	38,563	11,722	322	0	31,814	43,852	279,608
Senior Vice President, Chief Risk and Credit Officer

Kristen A. Johnson	2006	121,154	30,576	21,690	698	0	13,119	29,373	216,610
Senior Vice President, Human Resources and Organizational Development Officer

(1)	In addition to the base salaries, amounts disclosed in this column include amounts deferred under the Supplemental Savings & Retirement Plan and Rockville Bank 401(k) Plan. Base salaries are reviewed on an annual basis. Base salaries as of the date of this proxy statement are: Mr. McGurk: $404,460, Mr. Jeamel: $220,420; Mr. White: $159,120; Mr. DeSimone: $157,353; and Ms. Johnson: $124,656.

(2)	Amounts represent the dollar value of cash bonuses earned under the 2006 Officer Incentive Compensation Plan.

(3)	These amounts represent the accounting expense recognized in 2006 of restricted stock awards made in 2006 pursuant to Rockville’s 2006 Stock Incentive Award Plan determined in accordance with SFAS 123R. The awards vested 20% on

December 22, 2006 and are scheduled to vest 20% on each December 13, 2007-2010 and the associated expense on the awarded stock will be recorded from the award date through 2010. Assumptions made in valuing these awards are disclosed in footnote 12, “Stock Based Compensation” to Rockville’s Consolidated Financial Statements for the year ended December 31, 2006 as contained in Rockville’s Annual Report on Form 10-K incorporated herein by reference.

(4)	These amounts represent the accounting expense recognized in 2006 of stock option awards made in 2006 pursuant to Rockville’s 2006 Stock Incentive Award Plan determined in accordance with SFAS 123R. The stock options vest on December 13, 2008. Assumptions made in valuing these awards are disclosed in footnote 12, “Stock Based Compensation” to Rockville’s Consolidated Financial Statements for the year ended December 31, 2006 as contained in Rockville’s Annual Report on Form 10-K incorporated herein by reference.

(5)	All incentive cash payments are reported in column (c), “Bonus”.

(6)	These amounts represent the aggregate change in the actuarial present value of NEOs accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from December 31, 2005 to December 31, 2006, plus compensation that is deferred on a basis that is not tax-qualified, including earnings on nonqualified defined contribution plans. The aggregate amount is comprised of the following:

	Increase in Present Value of Pension Benefit Under:
		70% Supplemental	Supplemental	Supplemental
	Qualified	Executive	Savings Pension	Executive Ret.
Name	Plan	Retirement Plan	Benefit	Agreement
William J. McGurk	$74,828	$178,174	$175,137	N/A
Joseph F. Jeamel, Jr.	107,596	94,739	0	$0 *
Gregory A. White	8,129	N/A	0	N/A
Charles J. DeSimone, Jr.	31,814	N/A	0	N/A
Kristen A. Johnson	13,119	N/A	0	N/A

*	Present value of pension benefit decreased by $6,315.
The changes in the present value of pension benefits are determined using the assumptions used for financial reporting purposes. Specifically, the discount rate for the year ending December 31, 2005 was 5.75%, and for the year ending December 31, 2006, it was 6.00%. The RP2000 mortality table projected to 2015 was used for mortality for both years. Mr. White is not yet vested in the benefit under the Retirement Plan of Rockville Bank.

(7)	Includes employer contributions allocated under the 401(k) plan as follows: Mr. McGurk: $6,600; Mr. Jeamel: $6,600; Mr. White: $5,845; Mr. DeSimone: $6,395; and Ms. Johnson: $5,081. Also includes employer contributions allocated under the Employee Stock Ownership Plan as follows (100% vested unless noted otherwise): Mr. McGurk: $27,136; Mr. Jeamel: $27,136; Mr. White: $24,032, of which 40% is vested; Mr. DeSimone: $27,630, of which 60% is vested; and Ms. Johnson: $20,892. Also includes $130 for each for the cost of a $25,000 death benefit through our Bank Owned Life Insurance Program for each of the NEOs.

(8)	Includes $6,858; $5,517; $306; $1,944 and $221 for the payment of 2006 group term life insurance premiums for coverage in excess of $50,000 and; $10,363; $7,644; $10,095; $7,753; and $3,049 for the 2006 payment of health and dental insurance for Mr. McGurk, Mr. Jeamel, Mr. White, Mr. DeSimone, and Ms. Johnson, respectively.

(9)	Includes $547,862 and $370,777 for benefits accrued under the Supplemental Executive Retirement Plan for Mr. McGurk and Mr. Jeamel, respectively; and $207,813 for benefits accrued under the Supplemental Savings and Retirement Plan for Mr. McGurk. Compensation in the form of perquisites and other personal benefits provided by us has been omitted as the total amount of those perquisites and personal benefits for each individual NEO constituted less than $10,000 for 2006.
Employment and Change in Control Agreements
     In 2006, the Bank and the Company amended its existing employment agreement with the Bank’s President and Chief Executive Officer to provide for a one year, renewable term. The current term ends on December 31, 2007 and may be extended upon written notice from the Human Resources Committee. Similarly, the employment agreements with the Bank’s Chief Operating Officer and the SVP, Chief Risk and Credit Officer were also amended to end on December 31, 2007. In addition, the Bank and Company also amended employment agreements with its remaining Executive Officers (each, an “Executive Officer”), which currently expire on December 31, 2007 and may be extended on an annual basis upon written notice provided by the Human Resources Committee. The employment agreements generally provide for a base salary and the continuation of certain benefits currently received and are reviewed annually by the Human Resources Committee.
     Under specified circumstances, the employment agreements require certain payments to be made upon the Executive Officer’s termination of employment for reasons including a “change in control” as defined in the agreement. However, the Executive Officer’s employment may be terminated for cause without incurring any continuing obligations. If the Bank chooses to terminate these employment agreements for reasons other than cause, or if the Executive Officer resigns from the Bank under specified circumstances that constitute good reason, a severance benefit is payable in the amount of three times the sum of his or her base salary and his or her potential annual incentive compensation for the year of termination or, if higher, his or her actual annual incentive compensation for the year prior to the year of termination. The severance benefit is payable in monthly installments over the 36 months following termination unless the termination occurs within two years after a change in control, in which case it is payable in an immediate lump sum.
     In addition, the Executive Officer is entitled to a pro-rata portion of the annual incentive compensation potentially payable to him or her for the year of termination; accelerated vesting of any outstanding stock options, restricted stock or other stock awards; immediate exercisability of any outstanding options; and deemed satisfaction of any performance-based objectives under any stock or other long-term incentive award. If the Executive Officer elects to continue his or her health plan coverage under COBRA, the Bank will pay the Executive Officer on a monthly basis the after-tax cost of such COBRA coverage. If the COBRA continuation period is less than three years, the Bank will make a good faith effort to obtain other comparable insured coverage for the Executive Officer for the balance of such three-year period; otherwise, the Bank will pay the Executive Officer a lump sum amount equal on an after-tax basis to the present value of the cost of the coverage that would have been incurred for the balance of such three-year period if the Executive Officer had participated in the Bank’s retiree medical plan. In addition, the Bank will pay the Executive Officer a lump sum amount equal on an after-tax basis to the cost of continuing coverage under the Bank’s group long-term disability and group life insurance policies for such three-year period. In the event that an Executive Officer becomes entitled to benefits in connection with a change in control that are subject to the tax on excess parachute payments under Section 4999 of the Internal Revenue Code, the Bank will pay to the Executive Officer a gross-up payment such that the net amount retained by the Executive Officer, after deduction of any such excise tax and related income and excise taxes, will be equal to the total payments he or she would have received absent such excise tax. In the event of a potential change in control, the Bank will fund a rabbi trust to provide for payment of benefits due to the Executive Officers under their employment agreements. In consideration for the compensation and benefits provided under their employment agreements, the Executive Officers are prohibited from competing with the Bank and the Company during the term of their employment agreements and for a period of two years following their termination of employment; provided, however, that such prohibition does not apply in the event of the Executive Officer’s termination by the Company without cause within two years following a change in control or the Executive Officer’s resignation for good reason within two years following a change in control or the Executive Officer’s voluntary resignation without entitlement to severance benefits.
Potential Payments Upon Termination or Change in Control
     The Bank and the Company have entered into certain agreements and maintains certain plans that will require the payment of compensation to Executive Officers in the event of a termination of employment or a change in control of the Company. Those agreements are described above under the caption Employment and Change in Control Agreements. The amount of compensation payable to each Executive Officer in the hypothetical situation described below is disclosed in the table. Pension benefits that would be received by an Executive Officer on termination of employment are described in the “Pension Benefits” table on page 26 and the “Supplemental Savings and Retirement Plan.” table on page 26.
     In considering the change in control provisions for the employment agreements, the Human Resources Committee was mindful of the Bank’s intent to remain independent. Accordingly, the Committee believes a change in control situation triggering these provisions, and therefore the payment of the change in control amounts, is unlikely. Conversely, the change in control provisions may also serve as a defensive deterrent to an unwanted change in control overture.

     The following table describes the potential payments based upon a hypothetical termination or a change in control of the Company on December 31, 2006 for William J. McGurk:

					Involuntary
					or Good
					Reason
			Involuntary		Termination
			Not For		within 2
Executive benefits and	Voluntary	Normal	Cause	For Cause	Years of a
Payments Upon	Termination	Retirement	Termination	Termination	CIC	Death	Disability
Termination (a)	$ (b)	$ ( c)	$ (d)	$ (e)	$ (f)	$ (g)	$ (h)

Compensation:

Base Salary (1)	0	0	1,728,021	0	1,728,021	0	0
Short-Term Incentive (2)	147,420	147,420	147,420	0	147,420	147,420	147,420
Stock Option Unvested and Accelerated (3)	2,400	2,400	2,400	0	2,400	2,400	2,400
Restricted Stock Unvested and Accelerated(4)	599,760	599,760	599,760	0	599,760	599,760	599,760

Benefits and Perquisites:

COBRA (5)	0	0	22,906	0	22,906	22,906	55,116
Post-retirement Health Care (6)	164,560	164,560	164,560	164,560	164,560	102,559	164,560
Post-retirement Life Insurance	77,204	77,204	77,204	77,204	77,204	0	77,204
GT Life Benefits & Proceeds (7)	0	0	6,218	0	6,218	525,000	1,457
LTD Benefits & Proceeds (7)	0	0	3,994	0	3,994	0	375,935
280G Tax & Gross Up(8)	0	0	0	0	1,017,305	0	0

Total:	991,344	991,344	2,752,483	241,764	3,769,788	1,400,045	1,423,852

     The following table describes the potential payments based upon a hypothetical termination or a change in control of the Company on December 31, 2006 for Joseph F. Jeamel, Jr.:

					Involuntary
					or Good
					Reason
			Involuntary		Termination
			Not For		within 2
Executive benefits and	Voluntary	Normal	Cause	For Cause	Years of a
Payments Upon	Termination	Retirement	Termination	Termination	CIC	Death	Disability
Termination (a)	$ (b)	$ ( c)	$ (d)	$ (e)	$ (f)	$ (g)	$ (h)

Compensation:

Base Salary (1)	0	0	908,850	0	908,850	0	0
Short-Term Incentive (2)	66,950	66,950	66,950	0	66,950	66,950	66,950
Stock Option Unvested and Accelerated (3)	960	960	960	0	960	960	960
Restricted Stock Unvested and Accelerated(4)	385,560	385,560	385,560	0	385,560	385,560	385,560

Benefits and Perquisites:

COBRA (5)	0	0	0	0	0	0	0
Post-retirement Health Care (6)	135,372	135,372	135,372	135,372	135,372	76,891	135,372
Post-retirement Life Insurance	44,291	44,291	44,291	44,291	44,291	0	44,291
GT Life Benefits & Proceeds (7)	0	0	5,123	0	5,123	437,000	0
LTD Benefits & Proceeds (7)	0	0	3,291	0	3,291	0	216,300
280G Tax & Gross Up(8)	0	0	0	0	565,300	0	0

Total:	633,133	633,133	1,550,397	179,663	2,115,697	967,361	849,433

     The following table describes the potential payments based upon a hypothetical termination or a change in control of the Company on December 31, 2006 for Gregory A. White:

					Involuntary
					or Good
					Reason
			Involuntary		Termination
			Not For		within 2
Executive benefits and	Voluntary	Normal	Cause	For Cause	Years of a
Payments Upon	Termination	Retirement	Termination	Termination	CIC	Death	Disability
Termination (a)	$ (b)	$ ( c)	$ (d)	$ (e)	$ (f)	$ (g)	$ (h)

Compensation:

Base Salary (1)	0	0	585,900	0	585,900	0	0
Short-Term Incentive (2)	0	0	39,780	0	39,780	39,780	39,780
Stock Option Unvested and Accelerated (3)	0	0	600	0	600	600	600
Restricted Stock Unvested and Accelerated(4)	0	0	99,960	0	99,960	99,960	99,960

Benefits and Perquisites:

COBRA (5)	0	0	70,097	0	70,097	70,097	509,903
Post-retirement Health Care (6)	0	0	0	0	0	0	0
Post-retirement Life Insurance	0	0	0	0	0	0	0
GT Life Benefits & Proceeds (7)	0	0	3,806	0	3,806	331,000	20,029
LTD Benefits & Proceeds (7)	0	0	2,445	0	2,445	0	2,216,068
280G Tax & Gross Up(8)	0	0	0	0	308,165	0	0

Total:	0	0	802,588	0	1,110,753	541,437	2,886,340

     The following table describes the potential payments based upon a hypothetical termination or a change in control of the Company on December 31, 2006 for Charles J. DeSimone, Jr.:

					Involuntary
					or Good
					Reason
			Involuntary		Termination
			Not For		within 2
Executive benefits and	Voluntary	Normal	Cause	For Cause	Years of a
Payments Upon	Termination	Retirement	Termination	Termination	CIC	Death	Disability
Termination (a)	$ (b)	$ ( c)	$ (d)	$ (e)	$ (f)	$ (g)	$ (h)

Compensation:

Base Salary (1)	0	0	637,848	0	637,848	0	0
Short-Term Incentive (2)	38,563	0	38,563	0	38,563	38,563	38,563
Stock Option Unvested and Accelerated (3)	0	0	240	0	240	240	240
Restricted Stock Unvested and Accelerated(4)	0	0	42,840	0	42,840	0	0

Benefits and Perquisites:

COBRA (5)	39,946	0	50,909	0	50,909	22,906	39,946
Post-retirement Health Care (6)	0	0	0	0	0	0	0
Post-retirement Life Insurance	0	0	0	0	0	0	0
GT Life Benefits & Proceeds (7)	0	0	3,109	0	3,109	322,000	2,538
LTD Benefits & Proceeds (7)	0	0	2,369	0	2,369	0	266,976
280G Tax & Gross Up(8)	0	0	0	0	307,510	0	0

Total:	78,509	0	775,878	0	1,083,388	383,709	348,263

     The following table describes the potential payments based upon a hypothetical termination or a change in control of the Company on December 31, 2006 for Kristen A. Johnson:

					Involuntary
					or Good
					Reason
			Involuntary		Termination
			Not For		within 2
Executive benefits and	Voluntary	Normal	Cause	For Cause	Years of a
Payments Upon	Termination	Retirement	Termination	Termination	CIC	Death	Disability
Termination (a)	$ (b)	$ ( c)	$ (d)	$ (e)	$ (f)	$ (g)	$ (h)

Compensation:
Base Salary (1)	0	0	510,719	0	510,719	0	0
Short-Term Incentive (2)	0	0	30,576	0	30,576	30,576	30,576
Stock Option Unvested and Accelerated (3)	0	0	520	0	520	520	520
Restricted Stock Unvested and Accelerated(4)	0	0	85,680	0	85,680	85,680	85,680

Benefits and Perquisites:

COBRA (5)	0	0	22,906	0	22,906	0	183,919
Post-retirement Health Care (6)	0	0	0	0	0	0	0
Post-retirement Life Insurance	0	0	0	0	0	0	0
GT Life Benefits & Proceeds (7)	0	0	2,935	0	2,935	261,000	15,931
LTD Benefits & Proceeds (7)	0	0	1,878	0	1,878	0	1,774,198
280G Tax & Gross Up(8)	0	0	0	0	256,764	0	0

Total:	0	0	655,214	0	911,978	377,776	2,090,824

(1)	Amounts represented reflect the NEOs base salary plus the 2005 Officer Incentive Compensation Plan award multiplied by three. Generally, accrued base salary for the year of termination would be paid in each termination situation; for the purposes of this table, however, we assumed that termination occurred on December 29, 2006 and that all accrued base wages would already have been paid to the NEO.

(2)	Amounts include the earned 2006 Officer Incentive Compensation Plan award, which for 2006 is equal to 65% of target award for each NEO. Mr. McGurk, Mr. Jeamel and Mr. DeSimone would receive the 2006 Officer Incentive Compensation Plan award in a voluntary termination scenario due to the fact that they are over the age described in their employment agreements that designates termination, other than for cause, after this age to be considered “Retirement” per the terms of their employment agreements.

(3)	Amounts reflect the value of unvested options granted at an exercise price of $17.77 as if exercised at $17.85, the stock’s closing price on the last business day of 2006. Again, Mr. McGurk’s, Mr. Jeamel’s and Mr. DeSimone’s stock options would vest in a voluntary termination scenario due to the fact that they are over the age described in the employment agreements that designates termination, other than for cause, after this age to be considered “Retirement” per the terms of their employment agreements.

(4)	Amounts reflect the value of unvested restricted stock at $17.85, the closing price on the last business day of 2006. Mr. McGurk’s, Mr. Jeamel’s and Mr. DeSimone’s restricted stock would vest in a voluntary termination scenario due to the fact that each is over the age described in the employment agreements that designates termination, other than for cause, after this age to be considered “Retirement” per the terms of their employment agreements.

(5)	The health care continuation benefits “COBRA” for Mr. McGurk are for his eligible non-spouse dependent only. Since both Mr. McGurk and Mr. Jeamel are currently eligible for benefits under the postretirement welfare plan, coverage for both participants and their spouses is assumed to be provided under the terms of that plan. The health care continuation figures for Mr. White, Mr. DeSimone and Ms. Johnson generally represent the value of three years continuation of medical coverage at each participant’s current level of coverage (i.e., single, married, etc.), grossed up for taxes. The figures are calculated using current COBRA rates and assuming a 35% tax rate. In the instance of death, coverage is assumed to continue for three years for the participant’s spouse and eligible dependants. For disability, coverage is assumed to continue until the participant is eligible for Medicare. For Mr. DeSimone, in the event of voluntary termination, early retirement, or disability, coverage is assumed to continue for him until he is eligible for Medicare and for his spouse until the expiration of her COBRA continuation period.

(6)	Calculations for post-retirement health are based on the FAS 106 disclosure assumptions as of December 31, 2006, specifically a health care cost trend rate of 10% grading 1% — 5% per year and a 6.00% discount rate.

(7)	The GT Life and LTD Benefits and Proceeds amounts are equal to the present value of three years of continued coverage assuming no increase in costs, using the qualified pension plan’s lump sum interest rate of 4.73% for 2006 to discount payments. In the case of disability, the GT Life amounts reflect the present value of continued coverage until the participant’s Social Security normal retirement age: Mr. McGurk: $1,457; Mr. Jeamel: $0; Mr. White: $20,029; Mr. DeSimone: $2,538; and Ms. Johnson: $15,931. The LTD amounts also reflect the present value of continued coverage until the participant’s Social Security normal retirement age: Mr. McGurk: $935; Mr. Jeamel: $0; Mr. White: $12,868; Mr. DeSimone: $1,934; and Ms. Johnson: $10,198. Also included in these amounts are the policy proceeds due to the NEOs from the insurance carriers in the event of death: $525,000; $437,000; $331,000; $322,000; and $261,000; and, in the event of disability: $375,000; $216,300; $2,203,200; $2,266,976; and $1,764,000 for Mr. McGurk, Mr. Jeamel, Mr. White, Mr. DeSimone and Ms. Johnson, respectively.

(8)	This assumes (i) a change in control and termination of employment took place on December 29, 2006, the last business day of the Bank’s last fiscal year, (ii) the share price of the Bank’s securities is the closing price on that date, $17.85, and (iii) Column (f) payments only are contingent upon the change in control.
Grants of Plan-Based Awards
     The following table presents information on plan-based compensation in 2006 for the NEOs. The restricted stock and option awards were granted in 2006 under Rockville’s 2006 Stock Incentive Award Plan, described below. The restricted stock awards vest over a five-year period and the stock options have a “cliff” vesting schedule and vest in two years. Dividends on restricted stock are paid to the recipient on the same basis as all other Rockville shareholders.

									All Other
								All Other	Option		Grant
								Stock	Awards:		Date Fair
					Estimated Future Payouts			Awards:	Number	Exercise	Value of
		Under Non-Equity Incentive			Under Equity Incentive Plan			Number	of	or Base	Stock
			Plan Awards			Awards		of Shares	Securities	Price of	and
								of Stock	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	($/Sh)

William J. McGurk	12/13/06	0	0	0	0	0	0	42,000	30,000	17.77	1,256,340

Joseph F. Jeamel, Jr.	12/13/06	0	0	0	0	0	0	27,000	12,000	17.77	678,180

Gregory A. White	12/13/06	0	0	0	0	0	0	7,000	7,500	17.77	253,815

Charles J. DeSimone, Jr.	12/13/06	0	0	0	0	0	0	3,000	3,000	17.77	104,970

Kristen A. Johnson	12/13/06	0	0	0	0	0	0	6,000	6,500	17.77	218,825
Employee Stock Ownership Plan
     As part of the reorganization and stock offering completed in 2005, the Company established an Employee Stock Ownership Plan (“ESOP”) for eligible employees of the Bank, and authorized the Company to lend the funds to the ESOP to purchase 699,659 or 3.6% of the shares issued in the initial public offering. Upon completion of the reorganization, the ESOP borrowed $4.4 million from the Company to purchase 437,287 shares of common stock. Additional shares of 262,372 were subsequently purchased by the ESOP in the open market at a cost of $2.7 million with additional funds borrowed from the Company. The Bank intends to make annual contributions to the ESOP that will be adequate to fund the payment of regular debt service requirements attributable to the indebtedness of the ESOP.
     The interest rate for the ESOP loan is the prime rate plus one percent, or 9.25% as of December 31, 2006. As the loan is repaid to the Company, shares will be released from collateral and will be allocated to the accounts of the participants. As of December 31, 2006 the outstanding principal and interest due was $6.5 million and principal and interest payments of $1.4 million have been made on the loan since inception.

     ESOP expense for the year ended December 31, 2006 was $1.0 million. At December 31, 2006, there were 559,727 shares remaining to be allocated with an aggregate fair value of $10.0 million, and no unreleased ESOP shares.
401(k)
     The Bank maintains a tax-qualified 401(k) Plan under Section 401(a) of the Internal Revenue Code with a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. Employees become eligible to make salary reduction contributions to the 401(k) Plan and to receive any matching or discretionary contributions made to the 401(k) Plan by the Bank on the first day of the calendar quarter coinciding with or next following the date that the employee has attained 21 years of age and completed at least 1,000 hours of service in a period of six to 12 consecutive calendar months.
     Under the 401(k) Plan, participants may elect to have the Bank contribute up to 50% of their compensation each year, subject to certain limitations imposed by the Internal Revenue Code. The 401(k) Plan permits the Bank to make discretionary matching and additional discretionary contributions to the 401(k) Plan. Participants in the 401(k) Plan may direct the investment of their accounts in several types of investment funds.
     Participants are always 100% vested in their elective deferrals, matching and discretionary matching contributions and related earnings under the 401(k) Plan. Participants become vested in any discretionary contributions and related earnings in 20% increments, beginning with the completion of two years of service and ending with the completion of six years of service. Participants also become 100% vested in any discretionary contributions and related earnings upon the attainment of normal retirement age (age 65). Participants are permitted to receive a distribution from the 401(k) Plan only in the form of a lump sum payment.
     Beginning January 1, 2005, all eligible plan participants, even those who do not contribute to the 401(k) Plan receive an automatic 3% of pay “safe harbor” contribution that is fully vested upon receipt. In addition to the 3% “safe harbor” contribution, participants hired after this date are also eligible for a discretionary matching contribution which may be declared by the Bank on an annual basis. All plan participants may receive additional discretionary contributions that the Bank may decide to make from time to time as it deems appropriate. New employees hired after January 1, 2005 are not eligible to participate in the Bank’s defined benefit Retirement Plan, as described above.
Death Benefits for Certain Officers
     The Bank maintains an unfunded plan for a select group of officers whose lives have been insured by bank-owned life insurance pursuant to which $25,000 is payable to a beneficiary designated by the officer upon the death of the officer while actively employed by the Bank or after the officer’s retirement in accordance with the terms of the Bank’s defined benefit Retirement Plan. The benefits of the plan are provided solely from Rockville Bank’s general assets.
2006 Stock Incentive Award Plan
     The Board of Directors and shareholders of the Company approved the Rockville Financial, Inc. 2006 Stock Incentive Award Plan (the “Plan”) in 2006. The Board of Directors believes that the ability to grant stock options, stock awards, stock appreciation rights and/or performance awards is an important component of the Company’s overall compensation philosophy. In order to attract, retain and motivate qualified employees and Board members, the Board believes the Company must offer market competitive, long-term compensation opportunities. The Board believes that the availability of stock-based benefits is a key component in this strategy and that this strategy also furthers the objective of aligning the interests of management and Company shareholders.
     The following tables present information about stock awards outstanding with respect to the Named Executive Officers:

Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Equity
								Equity	Incentive
								Incentive	Plan
								Plan	Awards:
								Awards:	Market
			Equity					Number	or Payout
			Incentive			Number	Market	of	Value of
			Plan			of	Value of	Unearned	Unearned
			Awards			Shares	Shares	Shares,	Shares,
	Number of	Number of	Number of			or Units	or Units	Units or	Units or
	Securities	Securities	Securities			of Stock	of Stock	Other	Other
	Underlying	Underlying	Underlying			That	That	Rights	Rights
	Unexercised	Unexercised	Unexercised	Option		Have	Have	That	That
	Options	Options	Unearned	Exercise	Option	Not	Not	Have Not	Have Not
	Exercisable	Unexercisable(1)	Options	Price	Expiration	Vested(2)	Vested(3)	Vested(2)	Vested(3)
Name	(#)	(#)	(#)	($)	Date	(#)	($)	(#)	($)

William J. McGurk	0	30,000	0	17.77	12/13/16	33,600	599,760	0	0

Joseph F. Jeamel, Jr.	0	12,000	0	17.77	12/13/16	21,600	385,560	0	0

Gregory A. White	0	7,500	0	17.77	12/13/16	5,600	99,960	0	0

Charles J. DeSimone, Jr.	0	3,000	0	17.77	12/13/16	2,400	42,840	0	0

Kristen A. Johnson	0	6,500	0	17.77	12/13/16	4,800	85,680	0	0

(1)	The options will vest on December 13, 2008.

(2)	Vesting dates for these stock awards are as follows: 20% on December 22, 2006, and 20% on each December 13, 2007-2010.

(3)	Market values are based on the closing market price of Rockville’s stock on December 29, 2006.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of
	Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise	Exercise ($)	Vesting	Vesting ($)(1)
William J. McGurk	0	0	8,400	144,648
Joseph F. Jeamel, Jr.	0	0	5,400	92,988
Gregory A. White	0	0	1,400	24,108
Charles J. DeSimone, Jr.	0	0	600	10,332
Kristen A. Johnson	0	0	1,200	20,664

(1)	Value reflects the vested shares at the grant price of $17.22

Retirement Plan
     The Bank maintains the Retirement Plan of Rockville Bank, a non-contributory defined benefit pension plan intended to satisfy the qualification requirements of Section 401(a) of the Internal Revenue Code. Employees of the Bank become eligible to participate in the Retirement Plan once they reach age 21 and complete 1,000 hours of service in a consecutive 12-month period. Participants become fully vested in their accrued benefits under the Retirement Plan upon the completion of five years of vesting service after their 18th birthday. Participants are credited with one year of vesting service for each plan year in which they complete 1,000 hours of service.
     For participants hired on or after February 1, 1998, the normal retirement benefit under the Retirement Plan is the product of (a) the participant’s years of credited service (up to 30 years), multiplied by (b) 2% of the participant’s average annual earnings. For participants hired prior to February 1, 1998, the normal retirement benefit is the product of (a) the participant’s years of credited service (up to 20 years), multiplied by (b) 3% of the participant’s average annual earnings. The maximum annual retirement benefit is limited to 60% of average annual earnings. The minimum annual retirement benefit is $20 per month.
     In general, the Retirement Plan provides for a normal retirement monthly benefit that, unless deferred, is payable, on the first day of the month coincident with or next following the later of the participant’s 65th birthday or the fifth anniversary of his or her participation in the Retirement Plan (for employees who became participants before June 13, 1990, benefits are payable on the first day of the month coincident with or next following the participant’s 65th birthday). For participants who elect to postpone their normal retirement date, the Retirement Plan provides for a monthly benefit equal to the greater of (a) the normal retirement benefit, based on average annual earnings and credited service to the participant’s postponed retirement date, and (b) the normal retirement benefit payable if benefits commenced on the normal retirement date, increased by 8% for each 12-month period between the participant’s normal and postponed retirement date.
     Participants with at least 15 years of credited service (five years for participants employed on or before December 1, 1976) may elect to receive an early retirement benefit if the participant terminates employment within five years of his or her normal retirement date. The benefit of a participant who defers payment of early retirement benefits until his or her normal retirement date is calculated in the same manner as the normal retirement benefit, taking into account average annual earnings and credited service to the date of termination of employment. The benefit of a participant who elects to receive payment of early retirement benefits on the first day of the month coincident with or next following his or her termination of employment is equal to the greater of (a) the amount the participant would have received at his or her normal retirement date, reduced by .25% for each calendar month that payments commence prior to his or her normal retirement date, and (b) the amount the participant would have received at his or her normal retirement date, reduced by certain adjustment factors set forth in the Retirement Plan. In addition, a participant with at least five years of service may receive a disability pension benefit in the event of certain circumstances set forth in the Retirement Plan. Participants with five years of vesting service who terminate employment with the Bank may also receive benefits under the Retirement Plan.
     The Retirement Plan was closed to new employees as of January 1, 2005. In addition, average annual earnings is determined by averaging compensation earned during the last 60 consecutive months of credited service and the normal form of payment of benefits earned under the Retirement Plan was changed to a straight life annuity. Notwithstanding these changes, in no event will a participant’s retirement benefit ever be less than his or her retirement benefit calculated as of December 31, 2004 on the basis of the prior definition of average annual earnings and the prior normal form of payment, which was a life annuity with ten years certain.

Supplemental Executive Retirement Plan
     The Bank has adopted the Supplemental Executive Retirement Plan (the “SERP”) for the purpose of providing designated executives of Rockville Bank with supplemental retirement benefits. Messrs. McGurk and Jeamel have been designated by the Human Resources Committee for participation in the SERP which provides them with a retirement benefit equal to 70% of the executive’s average annual earnings over the 12-month period during the last 120 months of employment producing the highest average or, if higher, the executive’s current annual earnings, which include base salary plus annual incentive compensation. The SERP benefit is offset by the executive’s benefits under the tax-qualified Retirement Plan and the Supplemental Savings and Retirement Plan. With respect to Mr. Jeamel, his SERP benefit is also offset by his benefits under his Supplemental Executive Retirement Agreement and his split dollar insurance policy.
     Participants in the SERP are entitled to their benefit upon the later of termination of employment or attainment of age 60, subject to the completion of five years of service with the Bank. Benefits under the SERP are payable in monthly installments in the form of a straight life annuity unless the participant has made a lump sum election in accordance with the terms of the SERP. A participant may elect to receive all, none or a specified portion of his or her retirement benefit as a lump sum determined on the basis of the interest rate and mortality assumptions used to calculate benefits under the tax-qualified Retirement Plan. Any such lump sum election must be made prior to the date of the participant’s commencement of participation in the SERP; otherwise, such an election becomes effective only if the participant remains in the employment of the Bank for the full 12 calendar months immediately following the date of the election (except in the case of death or disability) and payment of such lump sum pursuant to such election is not made until the fifth anniversary of the date on which payment would otherwise have been made.
     In the event that a participant who has made an election dies or becomes disabled during the 12-calendar month period following the election date, the requirement to remain employed during such 12-month period will be deemed to have been satisfied. Benefits under the SERP are not payable if barred by any action of the Connecticut Banking Commissioner or the Federal Deposit Insurance Corporation. Moreover, benefits are not payable if the participant is in breach of any non-competition or other restrictive covenant agreement in such participant’s employment or change in control agreement or if the participant has been discharged from employment for cause. In the event of a participant’s death, the participant’s spouse will receive a benefit equal to 100% of the benefit that would have been provided from the SERP had the participant retired on the date of death and commenced benefits on the later of the date the participant would have attained age 60 or the date of the participant’s death; provided, however, that in calculating the participant’s benefit, the offset attributable to the participant’s tax-qualified Retirement Plan shall be determined on the basis of the 50% survivor annuity payable to the spouse under the tax-qualified Retirement Plan.
     Upon the death of a participant after benefits commence under the SERP, 100% of the benefit that the participant was receiving at the time of death will be continued to his or her spouse; provided, however, that if a participant previously received a lump sum payment of all or a portion of the participant’s retirement benefit, such death benefit to the participant’s surviving spouse shall be proportionately reduced. In the event of the death of a participant who has one or more children who are dependents for federal income tax purposes and whose spouse dies while such child is a dependent, 100% of the benefit payable to the participant or the spouse, as the case may be, shall be continued to such dependent(s) for so long as any child remains a dependent. The Human Resources Committee retains discretion to amend the SERP to comply with new Section 409A of the Internal Revenue Code and the regulations to be issued thereunder.

Supplemental Executive Retirement Agreement
     Rockville Bank established a Supplemental Executive Retirement Agreement (the “Agreement”) for Mr. Jeamel to supplement his retirement benefits from other sources. Under the Agreement, Mr. Jeamel may receive an annual benefit of $27,636 for twenty years, payable in 240 monthly installments. Benefits payable under the Agreement will be forfeited in the event Mr. Jeamel is “terminated for cause” before a “change in control”.
Pension Benefits
     The following table provides information regarding the retirement benefits for the NEOs under the Company’s tax-qualified defined benefit and supplemental executive retirement plans, namely the Retirement Plan of Rockville Bank, Supplemental Executive Retirement Plan, Supplemental Executive Retirement Agreement, and Supplemental Savings and Retirement Plan, described below.

			Present Value of	Payments During
	Plan	Number of Years	Accumulated	Last Fiscal
Name	Year	Credited Service	Benefits($)	Year($)
William J. McGurk

Retirement Plan of Rockville Bank	2006	25.00	1,391,883	0
Supplemental Executive Retirement Plan of Rockville Bank (70% SERP)	2006	26.83	2,720,331	0
Supplemental Savings & Retirement Plan of Rockville Bank (Article V- Supplemental Pension Benefit)	2006	25.00	656,316	0

Joseph F. Jeamel, Jr.

Retirement Plan of Rockville Bank	2006	16.00	821,855	0
Supplemental Executive Retirement Plan of Rockville Bank (70% SERP)	2006	16.17	1,111,163	0
Supplemental Executive Retirement Agreement (Flat $ Benefit)	2006	6.17	327,193	0

Gregory A. White

Retirement Plan of Rockville Bank	2006	3.00	25,690 (1)	0

Charles J. DeSimone, Jr.

Retirement Plan of Rockville Bank	2006	4.00	107,222	0

Kristen A. Johnson

Retirement Plan of Rockville Bank	2006	10.00	78,305	0

(1)	Mr. White is not yet vested in his benefit under this plan.
Non-Qualified Deferred Compensation
     Rockville maintains one defined contribution plan, the Supplemental Savings and Retirement Plan, that provides for the deferral of compensation for executives on a basis that is not tax qualified.

Supplemental Savings and Retirement Plan
     The Bank adopted the Supplemental Savings and Retirement Plan, which was implemented in connection with the reorganization and offering. This plan provides restorative payments to executives designated by the Human Resources Committee who are prevented from receiving the full benefits contemplated by the tax-qualified Retirement Plan, 401(k) Plan and Employee Stock Ownership Plan. The NEOs participate in the plan. The restorative payments under the plan consist of payments in lieu of shares that cannot be allocated to the participant’s account under the Employee Stock Ownership Plan, deferrals and payments for employer safe harbor or matching contributions that cannot be made under the 401(k) Plan due to the legal limitations imposed on the 401(k) Plan and payments for benefits that cannot be paid under the Retirement Plan due to legal limitations imposed on benefits payable from the Retirement Plan.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals /	Balance at
Name	in Last FY($)	in Last FY($)	Last FY($)	Distributions($)	Last FYE($)
William J. McGurk	34,916	65,095	2,146	0	135,575
Joseph F. Jeamel, Jr.	0	13,154	157	0	17,710
Gregory A. White	0	0	2	0	41
Charles J. DeSimone, Jr.	0	0	116	0	2,146
Kristen A. Johnson	0	0	0	0	0
Retiree Medical/Drug, Dental and Life Insurance Plans
     The Bank established the Retiree Medical/Drug Insurance Plan, the Retiree Dental Insurance Plan and the Retiree Life Insurance Plan to provide retiree welfare benefits to employees hired before March 1, 1993 who had at least five years of service at retirement and are age 62 or older. Participants in the Retiree Medical/Drug Insurance Plan and the Retiree Dental Insurance Plan may have to pay a percentage of the premiums payable under the plans, depending on their accumulated years of service and whether they retire before or after January 1, 1994.
     Participants hired before March 1, 1993 who had at least five years of service at retirement and are age 62 or older are eligible for life insurance coverage equal to the lesser of their final salary at retirement rounded to the next thousand or $100,000. At age 70, the life insurance coverage in effect as of a participant’s retirement date shall be reduced by 50%. The Bank pays 100% of all premiums under the Retiree Life Insurance Plan.
Director Compensation
Director Fees
     Each non-employee Director receives an annual retainer of $9,600 and $800 for each Board or Committee meeting that he or she attends. In addition to the above fees, the Chairman of the Board also receives an annual retainer of $20,400, and the Vice Chairman of the Board, the Audit Committee Chairman, and the Human Resources Committee Chairman receive annual retainers of $10,800. The Company paid fees totaling $379,000 to non-employee Directors during the fiscal year ended December 31, 2006. Directors are not paid separately for their services on the Board of both the Company and the Bank.

     The following table details the compensation paid to each of our non-management Directors in 2006.

					Change in
					Pension Value
	Fees				and
	Earned				Nonqualified
	or Paid	Stock		Non-Equity	Deferred
	in	Awards	Option	Incentive Plan	Compensation	All Other
	Cash	(2)	Awards	Compensation	Earnings(4)	Compensation	Total
Name	($)	($)	(3)	($)	($)	($)	($)
Michael A. Bars	30,600	37,293	537	—	—	—	68,430
C. Perry Chilberg	38,400	37,293	537	—	—	—	76,230
David A. Engelson	45,100	54,563	676	—	—	—	100,339
Albert J. Kerkin, Jr. (1)	52,050	284,320	32,984	—	—	—	369,354
Raymond H. Lefurge, Jr.	33,350	37,293	537	—	—	—	71,180
Stuart E. Magdefrau	29,800	37,293	537	—	—	—	67,630
Thomas S. Mason	37,250	46,505	676	—	—	—	84,431
Peter F. Olson	45,550	37,293	537	—	—	—	83,380
Betty R. Sullivan	59,249	248,780	28,861	—	—	—	336,890

(1)	Dr. Kerkin retired as a Director August 22, 2006.

(2)	These amounts represent the accounting expense recognized in 2006 of restricted stock awards made in 2006 pursuant to Rockville’s 2006 Stock Incentive Award Plan determined in accordance with FAS 123R. Assumptions made in valuing these awards are disclosed in footnote 12, “Stock Based Compensation” to Rockville’s Consolidated Financial Statements for the year ended December 31, 2006 as contained in Rockville’s Annual Report on Form 10-K incorporated herein by reference. The aggregate grant date fair value for restricted stock granted in 2006 was as follows: Messrs. Bars, Chilberg, Lefurge, Magdefrau and Olson — $177,700, Messrs. Engelson and Mason — $221,663, Ms. Sullivan — $248,780 and Mr. Kerkin — $284,320.

(3)	These amounts represent the accounting expense recognized in 2006 of stock option awards made in 2006 pursuant to Rockville’s 2006 Stock Incentive Award Plan determined in accordance with FAS 123R. Assumptions made in valuing these awards are disclosed in footnote 12, “Stock Based Compensation” to Rockville’s Consolidated Financial Statements for the year ended December 31, 2006 as contained in Rockville’s Annual Report on Form 10-K incorporated herein by reference. The aggregate grant date fair value for stock options granted in 2006 was as follows: Messrs. Bars, Chilberg, Lefurge, Magdefrau and Olson — $88,850, Messrs. Engelson and Mason — $111,951, Ms. Sullivan — $124,390 and Mr. Kerkin — $142,160.

(4)	Amounts represent changes in value of account balances from year end 2005 to year end 2006 for participants in the Rockville Bank Deferred Compensation Plan for Directors.
Deferred Compensation Plan
     The Bank maintains the Rockville Bank Non-Qualified Deferred Compensation Plan for Directors, a non-qualified plan that permits Directors to defer all or part of their total fees for a plan year in 25% increments. The participants in the Non-Qualified Deferred Compensation Plan direct the investment of their deferred amounts among several investment funds. Participants elect the method of payment of their deferral accounts either on a date certain or upon termination of their service as a Director. Participants may elect to receive the deferral amounts in a lump sum payment or in consecutive annual installments over a period not to exceed five years. The Bank accrued expenses totaling $6,500 to Directors in connection with this plan during the fiscal year ended December 31, 2006.

     Compensation in the form of perquisites and other personal benefits provided by us has been omitted for all individual Directors when the total amount of those perquisites and personal benefits constituted less than $10,000 for 2006 for each.
COMPENSATION DISCUSSION AND ANALYSIS
     The Human Resources Committee of our Board of Directors determines salaries, incentives and all other compensation awarded to, earned by or paid to our Named Executive Officers, as well as all other executive officers (other than payments or benefits that are generally available to all other employees of Rockville). Among other things, the Human Resources Committee’s Charter requires that the Committee review and approve all disclosures related to executive compensation contained in this proxy statement, including the following disclosures. The Human Resources Committee considers the recommendations of Rockville’s President and Chief Executive Officer relative to all executive compensation other than his own.
Human Resources Committee Interlocks and Insider Participation
     The Human Resources Committee of the Board of Directors consists of three non-employee directors. The members of the Human Resources Committee currently are David A. Engelson (Chairman), C. Perry Chilberg and Raymond H. Lefurge, Jr. All of the Committee members are “independent” as defined by NASDAQ Global Select Market rules. None of the members of the Human Resources Committee engaged in any transaction with the Company or the Bank requiring disclosure under the SEC’s rules. Nor were there any Human Resources Committee “interlocks” during 2006, which generally means that no executive officer of the Company served as a member of the compensation committee or board of directors of another non-tax-exempt company, an executive officer of which serves on the Company’s Human Resources Committee.
Objectives of Rockville’s Compensation Programs
     The Company does not pay direct cash compensation to the executive officers of the Company. However, the executive officers of the Company are also executives of the Bank and are compensated by the Bank.
     The compensation philosophy of the Bank, as administered by the Human Resources Committee, is “to support the Bank’s business objectives to be Connecticut’s Best Community Bank by adopting a compensation strategy that is an attractive, market based program tied to performance and aligned with shareholder’s interests.” The Bank’s objective of remaining a community centric franchise, focusing on quality personal services, expanding its lending activities, banking networks and consumer products, will be enhanced by this strategy. The Bank’s pay programs match the Bank’s job functions with competitive market data, ensure internal equity and differentiate and reward employees based on individual performance. This strategy is designed to attract, retain and reward the best employees, fulfill the Bank’s growth objectives and promote shareholder value.
Identification of and Reward Objectives for Each Compensation Program
     Compensation paid to the Company’s executive officers in 2006 consisted of the following components: Base Salary, short-term cash bonuses paid pursuant to the 2006 Officer Incentive Compensation Plan, long-term equity awards paid pursuant to the Company’s 2006 Stock Incentive Award Plan, and participation in our employee benefit plans. The Base Salary, 2006 Officer Incentive Compensation Plan and 2006 Stock Incentive Award Plan are described in detail below. The compensation decisions for executive officers are developed with the assistance of Windshire Associates, a Connecticut based company that specializes in comprehensive compensation consulting services, including compensation analysis, compensation programs and other human resource committee consulting services. The Bank utilized the services of Windshire Associates to provide an independent analysis to ensure the appropriateness of executive compensation and to make recommendations to the Human Resources

Committee when necessary. In addition, the Company’s President and Chief Executive Officer makes recommendations to the Committee on the compensation of all executive officers other than himself.
     Base Salaries In determining base salaries for the Chief Executive Officer and other executive officers, the Committee reviewed compensation surveys prepared by Windshire Associates to ensure that base salaries are competitive with financial institutions similar in size, locale and profile in order that the Bank attract and retain highly skilled personnel.
     Bonus Awards Bonus compensation for executive officers generally consists of cash awards from the Officer Incentive Compensation Plan. The Committee establishes plan goals and award levels in consultation with Windshire Associates, based upon awards given at comparable institutions, the profitability and long-term planning goals of the Company and other factors regarding individual performance and accomplishments. The Officer Incentive Compensation Plan is an annual or short-term compensation plan specifically designed to encourage participants to produce results that enable the Bank to reach targeted levels of earnings performance for the fiscal year. The Officer Incentive Compensation Plan provides participants with an opportunity to earn variable rewards that are contingent on the actual fiscal performance of the Bank and the contribution that individual officers make toward that end. A significant portion of the overall annual cash compensation of executives comes from the Officer Incentive Compensation Plan. The Company does not make public its earnings targets used for the purposes of this Plan. The Rockville Bank Officer Incentive Compensation Plan for 2007 is attached as an Exhibit to the Form 10-K filed with the SEC on March 16, 2007.
     Stock Awards Stock awards were made for the first time in 2006, pursuant to the shareholder approved 2006 Stock Incentive Award Plan. The 2006 stock awards were made by the Human Resources Committee after considering recommendations from Windshire Associates and the Company’s management. Unlike most recently converted institutions, the Company granted awards at a relatively modest level, with approximately 31% of the available awards being made in initial grants that vest in two years (non-qualified stock options) and over five years (restricted stock). The Company believes that the level of awards appropriately links management financial rewards with shareholder interests, but reflects a preference to provide cash incentives to management in the form of Officer Incentive Compensation Plan awards based on earnings performance.
Rockville’s Reasons for Choosing to Pay Each Compensation Element
     The Human Resources Committee believes that it is necessary to offer executives Base Salary, Officer Incentive Compensation Plan bonuses and 2006 Stock Incentive Award Plan awards in order to attract and retain talented executives committed to creating long-term franchise and shareholder value. The Committee is advised in this regard by an independent compensation consulting firm, Windshire Associates. The Committee has constructed a peer group of 15 institutions. Those institutions are predominantly state chartered savings institutions with asset sizes within the range of $200,000,000 to $6,000,000,000 and are headquartered primarily in the Northeastern United States. Rockville considers information developed by Windshire from the peer group, published survey data and other information developed by Windshire. The Human Resources Committee believes that the tri-faceted compensation program it has developed is consistent with the Company’s strategic objective to remain an independent, community-oriented banking institution, and to attract and retain talented and committed executives.

Rockville’s Determinations of Amounts of Compensation Paid to Executives
     The Human Resources Committee considers, determines and approves the mix of Base Salary, short term and long term incentives payable to the executive officers. The Committee determines and approves corporate goals and objectives for incentives consistent with business and/or strategic plans approved by the Board of Directors. The Committee evaluates the performance of the executives against these goals. The Committee additionally takes into account the President and Chief Executive Officer’s evaluation of the performance of executive officers and his recommendations. The Human Resources Committee reviews peer data and available survey data in making these determinations.
     All decisions by the Human Resources Committee relating to compensation affecting executive officers of the Bank are reported to the full Board of Directors. The Human Resources Committee meets at least annually to review and approve the compensation of the Chief Executive Officer, other executive officers and approve compensation matrix guidelines for the remaining officers and staff. The decisions made by the Human Resources Committee as to executive compensation are discretionary; however, a written performance review is prepared and includes an assessment of performance against certain established goals. Set forth below are certain considerations taken into account in determining compensation for executive officers.
Descriptions of Each Element of 2006 Compensation
Base Salary
     In 2006, each executive officer received an annual base salary determined by the Committee to be competitive with base salaries for comparable positions at financial institutions similar in size, locale and profile. The actual annual base salary for each officer was not determined on a formula basis or to equate with a certain percentage of peer medians, but was determined based on the individual’s particular experience, talents, and responsibilities at the Bank. Annual base salaries are reviewed by the Human Resources Committee in the first quarter of each year, and were increased in 2006 principally in line with peer institutions.
Officer Incentive Compensation Plan
     The Committee defines financial measures for assessing performance and determining awards on an annual basis, consistent with the Company’s business plan for the year. As soon as practical, following the end of the fiscal year, management determines the actual earnings performance of the Bank and calculates the incentive pool. The actual incentive pool is divided by the target incentive pool and this percentage is applied to the target awards of all participants to calculate the formula awards that are available depending on the personal performance of each officer. With respect to executive officers, the President and Chief Executive Officer and Senior Vice President, Human Resources and Organizational Development Officer present the recommended incentive award payments to the Human Resources Committee for review and approval.
     The Committee establishes a threshold level of earnings performance that must be achieved before any incentive awards are made available. A target, or planned, level of earnings is also determined. This is the level of earnings that is established in the annual business plan. For 2006, the threshold level of performance was set at 75% of the target level of earnings. At that point the targeted incentive pool will be 25% funded. As fiscal performance exceeds the threshold level in 1% increments, from 75% of the target level of earnings to 90% of the target level of earnings, an additional 1.67% of the target pool will be added for each 1% increase in performance. At 90% of the target level of earnings the incentive pool will contain 50% of the target amount. As fiscal performance exceeds 90% of the target level of earnings and increases in 1% increments to 100% of plan, an additional 5.00% of the target pool will be added for each 1% increase in performance. At 100% of the target level of fiscal performance the incentive pool is sufficient for all participants to be eligible for their target awards. For 2006, the incentive pool was capped when the amount reaches the target level.

     Each participant has a target incentive level identified for the performance period. This level is expressed as a percentage of base salary and a dollar amount. The target incentive is the amount that will be available if the Bank reaches 100% of the earnings target in the business plan. The Human Resources Committee approves participation levels for the President and Chief Executive Officer and the other executive officers. The Senior Vice President, Human Resources and Organizational Development Officer maintains a record of the target level of performance for each participant and ensures that all participants are informed of their target awards and the plan provisions.
2006 Stock Incentive Award Plan
     We provide stock-based, long-term incentive compensation to our executive officers in the form of options to purchase common stock and restricted stock awards. Our stock plan is designed to align the financial interests of our officers with our shareholders, assist in attracting and retaining executive officers, and providing incentives consistent with our strategy to remain an independent, community-oriented banking institution.
     We granted initial equity awards to our executive officers in 2006. The equity awards that we have granted have a “cliff” vesting schedule for stock options, with all options vesting on December 13, 2008, and a five year vesting schedule for restricted stock. All exercise prices equal the fair market value per share of common stock on the date of the grant. The retention value of equity awards is maximized through a stock retention policy (described below), applicable to all recipients, including executive officers and directors. If executives leave Rockville before their options or their restricted stock have vested, the unexercisable portions of the options and the unvested restricted shares are forfeited. Options and restricted shares vest upon retirement in accordance with the Bank’s Retirement Plan.
     In general, the stock options and shares of restricted stock granted to each executive officer reflect the significance of that executive officer’s current and anticipated contributions to Rockville. The value that may be realized upon exercise of options depends upon the exercise price of the option and the price of Rockville’s common stock at the time of exercise, while the value of restricted stock awards depends primarily on the price of our common stock.
     In conjunction with the granting of stock awards in 2006 we adopted a Stock Retention Policy which requires, absent an extraordinary circumstance, that directors and officers who receive stock awards retain at least 25% of the vested shares they receive as restricted stock and that they realize from the exercise of stock options, for as long as they are employed by or in service as a director of Rockville.
Other
     In addition to the compensation paid to executive officers as described above, executive officers received, along with and on the same terms as other employees, certain benefits pursuant to the 401(k) Plan, the Employee Stock Ownership Plan and the Retirement Plan. All of the executive officers are also eligible to participate in the Supplemental Savings and Retirement Plan. This Plan provides restorative payments to executives designated by the Human Resources Committee who are prevented from receiving the full benefits contemplated by the Retirement Plan, 401(k) Plan and Employee Stock Ownership Plan. In addition, Mr. McGurk and Mr. Jeamel receive certain benefits under Rockville Bank’s nonqualified supplemental retirement plans that are otherwise limited by Internal Revenue Code caps on qualified plans. Mr. Buchholz and Ms. White participate in individual Supplemental Executive Retirement Plans designed to provide them with retirement benefits outside of the Retirement Plan of Rockville Bank which was closed, to new entrants as of January 1, 2005. The Human Resources Committee believes these nonqualified supplemental retirement benefits are both appropriate and common for executives based on information reviewed by the Committee.
CEO Compensation
     The Human Resources Committee, in determining the compensation for Mr. McGurk, considered Rockville’s financial performance, growth, financial and regulatory condition. Mr. McGurk’s base salary,

$378,000, increased by 5% in 2006 from $360,000 in 2005. This increase recognized the increased size and complexity of the institution and the resulting additional responsibilities of Mr. McGurk. His annual bonus, determined under the Officer Incentive Compensation Plan, was $147,420 for 2006, or 65% of target bonus which corresponds to the level of goal attainment achieved through the plan. In accordance with Plan provisions, the bonus was paid in cash. 2006 was the first year the Company compensated executives through the shareholder approved 2006 Stock Incentive Award Plan. Mr. McGurk was granted incentive stock options to purchase an aggregate of 30,000 shares of our common stock at an exercise price of $17.77 per share, the fair market value of the stock on the date of grant. The options vest on December 13, 2008. Mr. McGurk also received a restricted stock award in 2006 consisting of 42,000 shares of common stock. The restrictions on this award lapsed with respect to 20% of the shares on December 22, 2006 and restrictions on the remainder of this award will lapse with respect to 20% of the original shares on December 13 of each of the years 2007-2010.
Additional Executive Officer Compensation Considerations
     The Human Resources Committee generally does not adjust salaries for executive officers during the year, unless it does so to recognize a change in job responsibility or other unforeseen condition. Similarly, the Human Resources Committee generally does not adjust targets under the Officer Incentive Compensation Plan during the year, provided it may consider tax or accounting changes or adjustments during the year.
     The Human Resources Committee considers the views and recommendations of the CEO with regard to compensation of the other executive officers. The Human Resources Committee itself makes all decisions on executive officer compensation.
     The Company has entered into employment agreements with change of control provisions with all of its executive officers and certain non-executive officers. All of these contracts, except for the one granted to Mr. Buchholz, were amended in 2006 to reduce their term from three years to one year. The Company believes these agreements are necessary and appropriate to provide a level of financial security to officers important to the success of the Company in the event a change of control affecting the Company occurs. All of the contracts providing change of control protection contain “double trigger” provisions. This means that the officer is entitled to change of control compensation only if there is both a change of control at the Company and the officer either has his or her employment terminated or he or she terminates with “good reason”.
     The Human Resources Committee considers the effects of tax and accounting treatments when it determines executive compensation. For example, in 1993, the Internal Revenue Code was amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring Rockville’s compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation. The Committee reserves the right, however, in the exercise of its business judgment, to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Code. Also, the employment contracts for the Named Executive Officers contain change of control “tax gross up” provisions such that if the change of control payment to any of the executive officers exceeds the limit on such payments pursuant to Internal Revenue Code Section 280G and thereby imposes an excise tax on the officer, the Company, or its successor, will pay such officer additional amounts to compensate for the excise tax. The Committee believes the change of control features are unlikely to be triggered given the Company’s desire to remain an independent, community-oriented institution, and that the “gross up” features of the contracts are consistent with that belief and strategy. The Human Resources Committee takes into consideration the accounting effects of SFAS 123R in determining vesting periods for stock options and restricted stock awards under the 2006 Stock Incentive Award Plan.

HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     Our Human Resources Committee determines salaries, incentives and other compensation for our executive officers. The Human Resources Committee of the Board of Directors consists of three non-employee directors. The members of the Human Resources Committee currently are David A. Engelson (Chairman), C. Perry Chilberg and Raymond H. Lefurge, Jr. All of the Committee members are “independent” as defined by rules of the NASDAQ Global Select Stock Market.
     The Human Resources Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” disclosure appearing above in this Proxy Statement. Based on this review and discussion, the Human Resources Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K, which incorporates by reference the disclosure contained in this Proxy Statement.
January 23, 2007
The Human Resources Committee:
David A. Engelson, Chairman
C. Perry Chilberg
Raymond H. Lefurge, Jr.
Certain Relationships and Related Transactions
     Federal law and regulation generally require that all loans or extensions of credit to a Director or an executive officer must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit a Director or an executive officer to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the Director or executive officer is not given preferential treatment compared to the other participating employees.
     Directors, executive officers and employees of the Company and its subsidiaries are permitted to borrow from the Bank in accordance with the requirements of federal and state law. All loans made by the Bank to Directors and executive officers or their related interests have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. The Company believes that at the time of origination these loans, neither involved more than the normal risk of collectibility nor presented any other unfavorable features.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
ELECTION OF C. PERRY CHILBERG, JOSEPH F. JEAMEL, JR., AND ROSEMARIE NOVELLO
PAPA TO SERVE AS DIRECTORS OF THE COMPANY FOR A TERM OF FOUR YEARS, AND FOR
THE ELECTION OF PAMELA J. GUENARD AND RICHARD M. TKACZ TO SERVE AS
DIRECTORS OF THE COMPANY FOR A TERM OF THREE YEARS, AND UNTIL THEIR
RESPECTIVE SUCCESSORS ARE QUALIFIED AND ELECTED.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
(Proposal 2)
     The Audit Committee has appointed the firm of Deloitte & Touche LLP to continue as independent auditors for Rockville for the year ending December 31, 2007, subject to ratification of the appointment by Rockville’s shareholders. Deloitte & Touche LLP was appointed as the independent auditors of Rockville in 2003, served as such during the Initial Public Offering and continues to serve as Rockville’s independent auditors. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Deloitte & Touche LLP, independent certified public accountants, to audit the books and accounts of Rockville for the year ending December 31, 2007. If Rockville’s shareholders do not ratify the appointment, the Audit Committee will consider a change in auditors for the next year.
     Deloitte & Touche LLP has advised Rockville that they are independent accountants with respect to Rockville, within the meaning of standards established by the Independence Standards Board and federal securities laws administered by the SEC.
     Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of Deloitte & Touche LLP as Rockville’s independent auditors for the year ending December 31, 2007.
     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION
OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS ROCKVILLE’S INDEPENDENT
AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2007.
OTHER BUSINESS
     As of the date of this Proxy Statement, the Board of Directors knows of no matters to be brought before the Annual Meeting other than procedural matters incident to the conduct of the Annual Meeting. If further business is properly presented, the proxy holders will vote proxies, as determined by a majority of the Board of Directors.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING
     Pursuant to the proxy solicitation regulations of the SEC, any shareholder proposal intended for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s 2008 Annual Meeting of Shareholders must be received by the Company by October 31, 2007 pursuant to the proxy solicitation regulations of the SEC. The Company’s 2008 Annual Meeting of Shareholders is currently scheduled to take place on April 29, 2008. Nothing in this paragraph shall be deemed to require Rockville to include in its proxy statement and form of proxy any shareholder proposal which does not meet the requirements of the Commission in effect at the time.
ANNUAL REPORTS
     Copies of the Company’s 2006 Annual Report to Shareholders, which includes its Annual Report to the SEC on Form 10-K for the year ended December 31, 2006, accompanying this proxy statement are not a part of the proxy solicitation materials. The Annual Report to the SEC accompanying this proxy statement does not include the Form 10-K’s exhibits filed with the SEC. These exhibits are listed in the Form 10-K and can be viewed on the SEC’s website (www.sec.gov) or, upon written request, we will provide any recipient of their proxy statement, free of charge, all exhibits filed at the SEC with the Form 10-K. Requests should be directed to Marliese L. Shaw, Investor Relations, Rockville Financial, Inc., 25 Park Street, Rockville, CT 06066.
     The Board of Directors urges each shareholder, whether or not he or she intends to be present at the Annual Meeting, to complete, sign and return the enclosed proxy as promptly as possible.

By Order of the Board of Directors
/s/ Judy Keppner

Judy Keppner Secretary

Appendix A
ROCKVILLE FINANCIAL, INC.
ROCKVILLE BANK
Audit Committee Charter
For purposes of this Charter, the term “Bank” shall include Rockville Bank and Rockville Financial, Inc., its parent holding company, as appropriate.
I. PURPOSE
There shall be a Committee of the Board of Directors to be known as the Audit Committee (the “Committee”). The purpose of the Audit Committee is to provide assistance to the Bank’s Board of Directors in fulfilling its responsibilities relating to (i) the integrity of the Bank’s financial statements, the reporting process and the systems of internal controls regarding finance, accounting, legal and regulatory compliance and public disclosure of financial information; (ii) the annual independent audit of the Bank’s financial statements, the engagement of the independent auditor and the evaluation of the independent auditor’s qualifications, independence and performance; (iii) the performance of the Bank’s internal audit function; (iv) the performance of the Bank’s compliance function; and (v) the fulfillment of the other responsibilities set out herein. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Board of Directors, the independent auditors, the internal auditors, and Bank management.
II. COMPOSITION
The Audit Committee shall be comprised of at least three non-employee members of the Bank’s Board of Directors, all of whom are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member and all of whom satisfy the independence and expertise requirements of the NASDAQ, the Securities and Exchange Commission (the “SEC”) and any other applicable laws and regulations. At a minimum, a Director will not be considered “Independent” if, among other things, the Director has:
•	Been employed by the Bank or its affiliates in the current year or past three years.

•	Accepted any compensation from the Bank or its affiliates in excess of $60,000 during the previous fiscal year (except for board services, retirement plan benefits, or non-discretionary compensation).

•	An immediate family member who is, or has been in the past three years, employed by the Bank or its affiliates as an executive officer.

•	Been a partner, controlling shareholder or an executive officer of any “for profit” business to which the Bank made or from which it received, payments (other than those which arise solely from investments in the Bank’s securities) that exceed five percent of the Bank’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years.

•	Been employed as an executive of another entity where any of the Bank’s executives serve on that entity’s compensation committee.
All of the members of the Audit Committee must have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Committee will qualify as an audit committee “financial expert” as defined by the SEC. The members of the Audit Committee shall be appointed by the Board of Directors on the recommendation of the Nominating Committee.
III. MEETINGS
The Audit Committee shall meet at least quarterly, or more frequently as circumstances dictate. In addition, the Audit Committee will meet at least semi-annually in separate executive sessions with both the

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independent auditor and the internal auditor. At least annually, the Audit Committee will hold one executive session with the independent auditor at an off-site location.
IV. AUDIT COMMITTEE RESPONSIBILITIES
While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine if the Bank’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.
Administrative
1.	Review and reassess the adequacy of this Charter at least annually and recommend proposed changes to the Board of Directors for approval.

2.	Review at least annually with the full Board of Directors, the independence and expertise requirements of each Audit committee member. The results of such review including discussions and deliberations will be documented in the minutes of the Board meeting.

3.	Report regularly to the Board of Directors, making recommendations that the Audit Committee deems appropriate.
Financial Reporting
4.	Review the Bank’s quarterly financial statements and annual audited financial statements with management and the independent auditor prior to filing with the SEC, including any certification, report, opinion or review rendered by management or the independent auditor in connection with the foregoing.

5.	Prepare the Audit Committee report required by the rules of the SEC to be included in the Bank’s annual proxy statement.

6.	Review earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, if any.
Independent Auditor
7.	Ensure the independent auditor is registered with the Public Company Accounting Oversight Board (PCAOB) and reports directly to the Audit Committee.

8.	At least annually, meet with the independent auditor to review the scope of their proposed audit of the Bank’s financial statements and the audit procedures to be used and formally approve the audit plan and engage the independent auditor. Tax services and other non-audit services not explicitly prohibited under section 201 of the Sarbanes-Oxley Act of 2002, may be provided by the independent auditor with the Audit Committee’s pre-approval.

9.	Oversee and evaluate the work of the independent auditor in connection with the preparation and issuance of any audit report or related work.

10.	Review with the independent auditor, any problems or difficulties the auditor may have encountered in preparing the Bank’s financial statements or other financial reports and any management letter provided by the auditor and management’s response. Resolve any disputes between management and the independent auditor that may have arisen in connection with the preparation of such statements and reports.

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11.	Review with management and the independent auditor, the effect of regulatory and accounting initiatives and any correspondences with regulators or governmental agencies which raise material issues regarding the Bank’s financial statements or accounting policies.

12.	Obtain and review, at least annually, the independent auditor’s formal written report describing its independence and discuss all significant relationships which could impair its independence.

13.	Discuss matters required to be communicated to the Audit Committees in accordance with AICPA Statement on Auditing Standards (SAS) No. 61, Communication With Audit Committee.
Internal Auditor
14.	Engage the internal auditor to perform general internal auditing services to include departmental and functional internal audits, and if required by regulation or law, review and test management’s FDICIA or Sarbanes-Oxley section 404 assertions and documentation. The Internal Auditor will also perform regulatory consumer compliance audits.

15.	Review the internal audit function including the independence and authority of internal auditor’s reporting obligations, the proposed audit plan for the current year and the coordination of such plan with the independent auditor.

16.	Review significant findings of the internal auditor and management’s response to those findings.
Financial Reporting Principles and Internal Controls
17.	Consult with management, the independent auditor and the internal auditor regarding the integrity of the Bank’s financial reporting processes (internal and external) and meet with management to review the Bank’s major financial risk exposures and the steps management has taken to monitor and control such risks.

18.	Review and approve where appropriate any significant changes to the Bank’s accounting or auditing principles and practices as suggested by management, the independent auditor or the internal auditor as well as the adequacy of internal controls that could significantly affect the Bank’s financial statements.

19.	Review recommendations made by the independent or internal auditors and management’s response.
Other Duties
20.	Establish and ensure that procedures are in place for the receipt, retention and treatment of complaints received by the Bank regarding accounting, internal accounting controls or auditing matters, and the confidential anonymous submission by Bank employees of concerns regarding questionable accounting or auditing matters. Annually review the Bank’s Whistleblower Policy and investigate matters brought to its attention through such policy.

21.	Oversee the Bank’s compliance function and ensure the overall compliance program and procedures are adequate.
V. INDEPENDENT AUDITOR RESPONSIBILITIES
1.	Each year the Independent Auditing Firm will present their Audit Plan and the estimated fees for performing the annual audit in the form of an engagement letter. This engagement letter will be presented to the Audit Committee for their approval and acceptance.

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2.	The Independent Auditors will meet with the Audit Committee to review the Audit Plan and results of their annual audit and to discuss any concerns of the Independent Auditors including those items cited in the Management Letter on the Bank’s internal control function.

3.	The Independent Auditors will discuss with the Audit Committee the matters required by Generally Accepted Auditing Standards (GAAS), FDICIA, and any other regulatory standards.

4.	The Independent Auditor will report directly to the Audit Committee concerning audit findings and recommendations, and administratively to the Chief Financial Officer.
VI. INTERNAL AUDITOR RESPONSIBILITIES
The objective of the Bank’s internal audit function is to ensure the Bank has established effective internal controls, and is in compliance with applicable laws, regulations and internal policies.
1.	Internal audit responsibilities will generally be outsourced to an outside firm that provides internal audit services. Not less than annually, the Audit Committee, with the assistance of management and the Internal Audit Manager, will evaluate whether or not the internal audit function should continue to be outsourced.

2.	The Internal Auditors will ensure that exceptions noted during regulatory exams, independent, or internal audits are addressed in a satisfactory manner.

3.	The Chairman of the Audit Committee will have authority to approve internal audit special investigations which have not been included as part of the current Audit Plan.

4.	The Internal Auditor will report directly to the Audit Committee concerning audit findings and recommendations, and administratively to the Controller, who will serve as the Internal Audit Manager.
VII. INTERNAL AUDIT MANAGER RESPONSIBILITIES
The Internal Audit Manager (IAM) function is currently being performed by the Vice President and Controller who in such capacity is generally responsible for overseeing the activity of the outsourced internal auditor and such oversight includes:
1.	Acting as the internal audit liaison ensuring material control weaknesses and audit findings by either the independent auditor or the internal auditor are reported to the Audit Committee.

2.	Ensuring audit plans and programs are adequate and result in a safe and sound operating environment.
When the internal auditor audits the Fiscal Department, an individual, approved by the Audit Committee Chairman will serve as the Internal Audit Manager.
VIII. DELEGATION TO SUBCOMMITTEE
The Audit Committee may, at its discretion, delegate any portion of its duties and responsibilities to a subcommittee of the Audit Committee or a member of the Audit Committee as permitted by law or the rules of the NASDAQ.
IX. RESOURCES AND AUTHORITY
In discharging its responsibilities, the Audit Committee shall have full access to the Bank’s outside legal counsel, the independent auditor, members of other Board committees and anyone in the organization. In addition, the Audit Committee is empowered to investigate or authorize investigations into any matter

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brought to its attention with the full power to retain outside legal, accounting or other advisors without approval of the Board. The Committee shall determine, in its sole discretion, the level of funding to compensate such outside legal, accounting or other advisors and the Bank shall be obligated to make such funding available.
X. INTERNAL AUDIT CONTINGENCY PLAN
It is the policy of Rockville Bank to maintain a comprehensive program of internal auditing as an overall control measure and as a service to the organization. Its purpose is to aid executive management and management at operational levels in achieving business goals without undue risk as well as to assist the Audit Committee in carrying out their responsibilities as they relate to the Bank’s accounting policies, internal controls, and financial reporting practices.
Internal audit responsibilities are outsourced to an internal audit firm. They shall perform all the audit tests, procedures, and analyses necessary to assist the Board of Directors and management in meeting their regulatory safety and soundness requirements in accordance with the regulatory “Interagency Policy Statement on the Internal Audit Function and Its Outsourcing.”
In the event the current internal audit firm is no longer engaged, it is the intention of the Bank to engage another outside firm to perform the internal audit function. The Audit Committee, with the assistance of the Controller, will hire skilled temporary staff to carry out the audit plan until a permanent or temporary firm has been hired and has implemented an appropriate internal audit process for the Bank. The Bank will not engage its current Independent Accountants for the purpose of fulfilling the internal audit function.

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Appendix B
ROCKVILLE FINANCIAL, INC.
ROCKVILLE BANK
Human Resource Committee Charter
For purposes of this Charter, the term “Bank” shall include Rockville Bank and Rockville Financial, Inc., its parent holding company, as appropriate.
I. PURPOSE
There shall be a Committee of the Board of Directors to be known as the Human Resource Committee. The purpose of the Human Resource Committee is to provide overall guidance with respect to the establishment, maintenance and administration of the Bank’s compensation programs and employee benefit plans, including reviewing and approving the Chief Executive Officer’s and other executive officers’ compensation as set forth below.
II. COMPOSITION
The Human Resource Committee shall be comprised of at least three non-employee members of the Bank’s Board of Directors, all of whom are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee Member and all of whom satisfy the independence requirements of the NASDAQ and any other applicable laws and regulations. The members of the Human Resource Committee shall be appointed by the Board of Directors which will consider the recommendations of the Nominating Committee.
III. DUTIES AND RESPONSIBILITIES
1.	Annually review and approve corporate goals and objectives relevant to the Bank’s Chief Executive Officer compensation, evaluate the Chief Executive Officer’s performance in light of these goals and objectives and approve the Chief Executive Officer’s base salary, incentive compensation and other compensation based on this evaluation. In determining long-term incentive compensation of the Chief Executive Officer, the Human Resource Committee shall consider the Bank’s performance and relative shareholder return, the advancement of the Bank’s financial and non-financial goals and objectives, the value of similar incentive awards to Chief Executive Officers at comparable companies, the awards given to the Bank’s Chief Executive Officer in past years and such other criteria as the Committee may, from time to time, deem relevant. The Chief Executive Officer will not be present during deliberations of his own compensation and performance evaluation unless specifically invited to participate in such deliberations.

2.	Authorize the Bank’s Chief Executive Officer to establish corporate goals and objectives relevant to the compensation of the executive officers of the Bank other than the Chief Executive Officer. Annually review with the Chief Executive Officer his evaluation of the performance of these executive officers in light of these goals and objectives. The Human Resource Committee will approve the base salary, incentive compensation and other compensation of these executive officers based on their performance evaluation and/or achievement of the goals and objectives established by the Chief Executive Officer. In performing these functions, the Human Resource Committee shall meet with the Chief Executive Officer for purposes of considering his recommendations regarding these matters.

3.	(a) Administer and manage the day-to-day functions of the employee pension, welfare, equity-based and fringe benefit plans (collectively, the “employee benefit plans”) maintained by the Bank, including, without limitation, hiring actuaries, attorneys, accountants and other plan professionals, performing the functions of the plan administrator for such plans, ruling on benefit claims, preparing reports to be filed with governmental agencies, preparing reports for participants, maintaining plan records and approving qualified domestic relations orders for such plans.

(b) Adopt, amend and terminate the employee benefit plans maintained by the Bank.

(c) Establish investment objectives and policies for the qualified retirement plans maintained by the Bank, including without limitation, the 401(k) Plan, the Retirement Plan and the Employee Stock Ownership Plan, and any successors to such Plans; engage such trustee, investment, consulting, administrative, legal, accounting and other professional service providers (collectively, the “professional service providers”) as

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the Committee deems necessary or appropriate, including without limitation, appointing an investment manager or managers pursuant to Section 402(c) of the Employee Retirement Income Security Act of 1974, as amended; enter into agreements with such professional service providers upon such terms and conditions as the Committee shall deem advisable; and review and evaluate the performance of any such professional service provider appointed or retained by the Committee.
(d) Allocate among its members or delegate to any other committee of the Bank or person(s) duly authorized by the Committee or the duly authorized delegatees of such duly authorized committee or person(s) any of the responsibility and authority of the Committee with respect to the employee benefit plans.
4.	Administer all equity based plans, unless the Board of Directors determines otherwise. Perform all responsibilities as directed in the Bank’s 2006 Stock Award Incentive Plan, including granting any awards made under such Plan.

5.	Review and make recommendations to the Board as to the form and amount of compensation for Bank directors.

6.	Review all disclosures relative to executive and director compensation included as part of the Bank’s annual proxy statement, including the Compensation Discussion and Analysis section, and approve the Human Resource Committee report.

7.	Retain, at the Bank’s expense, advisors the Committee deems necessary or appropriate to properly carry out its responsibilities. In carrying out its responsibilities, the Committee shall also have access to the Bank’s legal, financial or other advisors as the Committee deems necessary or desirable.

8.	Make regular reports to the Board of Directors on the Committee’s activities.

9.	Review and reassess the adequacy of this Charter at least annually and recommend proposed changes to the Board of Directors for approval.

10.	Annually review and report to the Board of Directors on its own performance.

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Appendix C
ROCKVILLE FINANCIAL, INC.
ROCKVILLE BANK
Director Nominations Policy
For purposes of this Policy, the term “Bank” shall include Rockville Bank and Rockville Financial, Inc., its parent holding company, as appropriate.
I. PURPOSE
This Director Nominations Policy describes the procedure for selecting (i) Director nominees for election and/or re-election to the Board of Directors at the annual meeting of shareholders, (ii) candidates to fill vacancies on the Board in between annual meetings of shareholders, and (iii) Board members for membership on Board committees. To assist in the selection process, there shall be a Committee to be known as the Nominating Committee. The purposes of the Nominating Committee are to assist the Board of Directors by (1) identifying individuals qualified to become Board members and recommending to the independent members of the Board (“Independent Directors”), Director nominees for election and/or re-election to the Board of Directors at the annual meeting of shareholders and candidates to fill vacancies on the Board in between annual meetings of shareholders; and (2) recommending to the Board annually, the directors to be appointed to Board committees. For purposes of this Policy, a director shall be considered an Independent Director if the director is free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as a Board member and satisfies the independence requirements of the NASDAQ Global Select Stock Market and any other applicable laws and regulations.
II. COMPOSITION AND MEETINGS OF NOMINATING COMMITTEE
The Nominating Committee shall be comprised of the Executive Committee of the Board of Directors of the Bank and two Corporators of Rockville Financial MHC, Inc. selected by the President of the Bank.
The Nominating Committee shall meet at least once a year, or more frequently as circumstances dictate. The Committee shall report to the Board of Directors after each Committee meeting.
III. NOMINATIONS PROCESS
Board of Director Nominations
Role of Nominating Committee
1.	Recommend to the Independent Directors, Director nominees for election and/or re-election to the Board of Directors at the annual meeting of shareholders and candidates to fill vacancies on the Board in between annual meetings of shareholders.

2.	Seek or retain individuals qualified to become candidates for nomination or re-nomination as directors on an ongoing basis, in such a manner as the Committee deems appropriate. In doing so, the Committee shall develop criteria for identifying and determining the desired skills and attributes required of individuals who may be nominated for election and/or re-election to the Board, which shall reflect at a minimum all applicable laws, rules, regulations and listing standards. In developing this criteria and evaluating individual candidates, the composition of the existing Board shall be taken into account including: the diversity of experience and background represented on the Board; the need for financial, business, academic, public and other expertise on the Board and its committees; the commitment to the Bank and its core values as described in the

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Bank’s Mission Statement and the ability of directors to work cooperatively to represent the best interests of the Bank, its customers, shareholders, employees and the communities its serves.

3.	Evaluate any candidates for director recommended by shareholders in the same manner as all other candidates.

4.	Review Board composition, size, structure, meeting frequency, operations and performance annually to ensure that the Board of Directors is comprised of a majority of independent directors in accordance with the rules of the NASDAQ Global Select Stock Market.

5.	Retain, at the Bank’s expense, advisors the Committee deems necessary or appropriate to properly carry out its responsibilities. In carrying out its responsibilities, the Committee shall also have access to the Bank’s legal, financial or other advisors as the Committee deems necessary or desirable.
Role of Independent Directors
The Independent Directors shall recommend to the full Board, by majority vote, Director nominees for election and/or re-election to the Board at the annual meeting of shareholders and candidates to fill vacancies on the Board in between annual meetings of shareholders. In making such recommendations, the Independent Directors shall consider the recommendations of the Nominating Committee but may recommend Director nominees not recommended or considered by the Nominating Committee.
Role of Shareholders
Nominations by shareholders of record will be considered by the Nominating Committee if such nomination is submitted in writing to the Secretary of the Bank either by mail or in person at the principal offices of the Bank located at 25 Park Street, Rockville, Connecticut 06066 not less than 100 days prior to any meeting of shareholders called for the election of directors; provided however, that if fewer than 100 days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered in person to the Secretary of the Bank prior to the close of business on the 10th day following the earlier of (i) the date on which notice of such meeting was given to shareholders; or (ii) the date on which a public announcement of such meeting was first made.
To be considered, the shareholder’s nomination must contain (i) the name, age, business address and residence address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of capital stock of the Bank that will be voted for each proposed nominee; (iv) the name and address of the notifying shareholder; (v) the number of shares of capital stock of the Company that are beneficially owned by the notifying shareholder; (vi) any other information relating to the proposed nominee as required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (vii) the nominee’s written consent to serve as a director if elected.
Role of Board of Directors
The Board of Directors shall recommend to the shareholders Director nominees for election and/or re-election to the Board at the annual meeting of shareholders and shall fill vacancies on the Board in between annual shareholder meetings from the candidates recommended by the independent directors and in accordance with the foregoing procedure.
Nominations to and Oversight of Board Committees
The Nominating Committee and Chief Executive Officer (“CEO”) of the Bank shall have the following responsibilities with respect to nominations to and oversight of Board committees:

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1.	The CEO shall recommend to the Board membership of Board committees and shall annually review and recommend to the Board such changes to the Board’s committee structure and committee functions as the CEO deems advisable.

2.	The Nominating Committee shall provide the Board with its input regarding the CEO’s recommendations for membership on Board committees and changes to the Board’s committee structure and committee functions as requested by the Board.

3.	The Nominating Committee shall annually review the composition of the Board committees to ensure that the Audit Committee and Human Resources Committee are comprised entirely of independent Directors as required under NASDAQ Global Select Stock Market and SEC rules.

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PLEASE MARK VOTES REVOCABLE PROXY X With- For All AS IN THIS EXAMPLE ROCKVILLE FINANCIAL, INC. For hold Except 1. Election of three Directors for a four year term: ANNUAL MEETING OF SHAREHOLDERS ON C. Perry Chilberg APRIL 30, 2007 Joseph F. Jeamel, Jr. Rosemarie Novello Papa Election of two Directors for a three year term: The undersigned being a shareholder of Rockville Financial, Inc. hereby Pamela J. Guenard appoints Raymond H. Lefurge, Jr., David A. Engelson and Michael A. Bars, or Richard M. Tkacz each of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the 2007 Annual INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark Meeting of Shareholders to be held at 10:00 a.m., local time, on April 30, 2007, “For All Except” and write the name(s) of the nominee(s) in the space provided at Maneeley’s Banquet Facility, 65 Rye Street, South Windsor, Connecticut below. 06074, and at any adjournments thereof. The undersigned shareholder hereby revokes any proxy or proxies heretofore given. For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the current year MARK HERE IF YOU PLAN TO ATTEND THE MEETING. The Board of Directors recommends a vote “FOR” Proposals 1 and 2. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. Please be sure to sign and date Date This proxy will be voted as directed or, if no direction is given, will be voted this Proxy in the box below. “FOR” the nominees under Proposal 1, “FOR” the ratification of Rockville Financial, Inc.’s appointment of independent auditors in Proposal 2; and in accordance with the determination of a majority of the Board of Directors as to any other matters. If the proxy is not marked to withhold authority to vote for the nominees, it will be voted FOR the nominees. Shareholder sign above Co-holder (if any) sign above ? Detach above card, sign, date and mail in postage paid envelope provided. ? ROCKVILLE FINANCIAL, INC. If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on the Revocable Proxy. If it is inaccurate, please include your correct address below. Please date this Revocable Proxy and sign, exactly as your name(s) appears on your stock certificate. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.